FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-04

Free Writing Prospectus
Preliminary Collateral Term Sheet

$[ ]

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-C26
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Liberty Island Group I LLC
Rialto Mortgage Finance, LLC
C-III Commercial Mortgage LLC
Silverpeak Real Estate Finance LLC
Basis Real Estate Capital II, LLC
National Cooperative Bank, N.A.
Walker & Dunlop Commercial Property Funding I WF, LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C26

January 23, 2015

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner
Deutsche Bank Securities Co-Manager	Morgan Stanley Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

No. 1 – Chateau on the Lake

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$46,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$45,943,064			Location:	Branson, MO
% of Initial Pool Balance:	[ ]%			Size:	301 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$152,635
Borrower Name:	Chateau Lake, LLC			Year Built/Renovated:	1997/2014
Sponsor:	Revocable Trust of John Q. Hammons			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	December 11, 2014			3rd Most Recent Occupancy (As of)(4):	50.9% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	57.3% (12/31/2012)
Maturity Date:	January 1, 2025			Most Recent Occupancy (As of)(4):	52.9% (12/31/2013)
IO Period:	None			Current Occupancy (As of)(4):	58.4% (10/3/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$6,065,352 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$5,422,486 (12/31/2013)
Call Protection(1):	L(25),D(91),O(4)			Most Recent NOI (As of)(4):	$6,696,201 (TTM 10/3/2014)
Lockbox Type:	Springing (With Established Account)
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine

				U/W Revenues:	$18,115,472
				U/W Expenses:	$11,937,316
				U/W NOI:	$6,178,156
Escrows and Reserves(3):				U/W NCF:	$5,453,538
				U/W NOI DSCR:	2.25x
				U/W NCF DSCR:	1.99x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.4%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	11.9%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$67,600,000
FF&E Reserve	$1,581,559	$60,380	NAP	As-Is Appraisal Valuation Date:	September 17, 2014
Deferred Maintenance	$1,112,500	$0	NAP	Cut-off Date LTV Ratio:	68.0%
Seasonality Reserve	$837,000	$93,000	$837,000	LTV Ratio at Maturity or ARD:	54.7%

(1)	A yield maintenance premium is payable during the defeasance lockout period in connection with the sale of the Chateau on the Lake Property to JD Holdings, LLC. See “Right of First Refusal” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Chateau on the Lake Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel located in Branson, Missouri (the “Chateau on the Lake Property”).  The Chateau on the Lake Mortgage Loan was originated on December 11, 2014 by Prudential Mortgage Capital Company. The Chateau on the Lake Mortgage Loan had an original principal balance of $46,000,000, has an outstanding principal balance as of the Cut-off Date of $45,943,064 and accrues interest at an interest rate of 4.330% per annum.  The Chateau on the Lake Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Chateau on the Lake Mortgage Loan matures on January 1, 2025.

Following the lockout period, the borrower has the right to defease the Chateau on the Lake Mortgage Loan in whole, but not in part, on any date before October 1, 2024.  In addition, the Chateau on the Lake Mortgage Loan is prepayable without penalty on or after October 1, 2024. Notwithstanding the foregoing, the borrower is permitted to prepay the Chateau on the Lake Mortgage Loan with yield maintenance during the defeasance lockout period in connection with any sale of the Chateau on the Lake Property. See “Right of First Refusal” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHATEAU ON THE LAKE

Sources and Uses

Sources			Uses
Original loan amount	$46,000,000	100.0%	Loan payoff(1)	$24,470,455	53.2%
			Reserves	3,531,059	7.7
			Closing costs	1,538,280	3.3
			Return of equity	16,460,207	35.8
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%

(1)	The Chateau on the Lake Property was securitized in BSCMS 2005-T18.

The Property. The Chateau on the Lake Property is a 301-room, 10-story, full service hotel located in Branson, Missouri. The Chateau on the Lake Property comprises 145 single king rooms, 99 double queen rooms and 57 suites. The Chateau on the Lake Property amenities include an attached convention center, a private 55-slip marina, a laundry building, a fitness center, a theater with seating for 51 people, three full-service restaurants and a private dining room with combined seating for 231 people, a day care center, a business center, a swimming pool and full-service spa. The convention center adjacent to the Chateau on the Lake Property offers approximately 43,500 square feet of meeting space, with the largest space offering approximately 32,000 square feet. The Chateau on the Lake Property contains 859 parking spaces, resulting in a parking ratio of 2.9 spaces per room.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chateau on the Lake Property:

Cash Flow Analysis

	2011(1)	2012(1)	2013(2)	TTM 10/3/2014(2)	U/W	U/W $ per Room
Occupancy	50.9%	57.3%	52.9%	58.4%	58.4%
ADR	$159.82	$157.21	$157.26	$154.71	$154.71
RevPAR	$81.32	$90.08	$83.12	$90.28	$90.28

Total Revenue	$15,545,464	$17,470,695	$16,345,470	$18,413,261	$18,115,472	$60,184
Total Department Expenses	5,839,548	6,421,276	6,104,048	6,669,829	6,561,961	$21,801
Gross Operating Profit	$9,705,916	$11,049,419	$10,241,422	$11,743,432	$11,553,511	$38,384

Total Undistributed Expenses	3,969,756	4,366,173	4,198,578	4,463,980	4,756,594	$15,803
Profit Before Fixed Charges	$5,736,160	$6,683,246	$6,042,844	$7,279,452	$6,796,917	$22,581

Total Fixed Charges	628,208	617,894	620,358	583,251	618,761	$2,056

Net Operating Income	$5,107,952	$6,065,352	$5,422,486	$6,696,201	$6,178,156	$20,525
FF&E	0	0	0	0	724,619	$2,407
Net Cash Flow	$5,107,952	$6,065,352	$5,422,486	$6,696,201	$5,453,538	$18,118

NOI DSCR	1.86x	2.21x	1.98x	2.44x	2.25x
NCF DSCR	1.86x	2.21x	1.98x	2.44x	1.99x
NOI DY	11.1%	13.2%	11.8%	14.6%	13.4%
NCF DY	11.1%	13.2%	11.8%	14.6%	11.9%

(1)
The increase in occupancy from 2011 to 2012 is primarily due to an increased demand at the Chateau on the Lake Property, resulting from a decrease of available hotel rooms in the area due to tornado damage. The Chateau on the Lake Property was not damaged by the tornado.

(2)	The increase in NOI from 2013 to TTM 10/3/2014 is primarily due to an increase in occupancy from 2013 to TTM 10/3/2014 as a result of increased demand in the market.

Appraisal.  As of the appraisal valuation date of September 17, 2014, the Chateau on the Lake Property had an “as-is” appraised value of $67,600,000.

Environmental Matters.  According to the Phase I environmental site assessment dated September 23, 2014, there was no evidence of any recognized environmental conditions at the Chateau on the Lake Property.

Market Overview and Competition. The Chateau on the Lake Property is located in the city of Branson, Missouri, approximately 10.1 miles north of the Missouri/Arkansas border. The Chateau on the Lake Property is located in the Springfield-Branson metropolitan statistical area. According to the appraisal, economic drivers in the area include Missouri State University (50.4 miles north), the logistics industry, a growing health care sector and tourism.

Demand drivers for the Chateau on the Lake Property are estimated to be 45.0% leisure and 55.0% meeting and group. According to the appraisal, Branson welcomes more than seven million visitors each year and is the second most visited city in the state of Missouri, trailing only St. Louis. The market’s leisure demand comes from individuals and groups visiting south Missouri to take advantage of the many outdoor activities, golf courses and entertainment venues in Branson. Branson is the largest city and primary hub of an area known as Branson/Tri-Lakes. The three lakes are Lake Taneycomo, Table Rock Lake and Bull Shoals Lake. The Chateau on the Lake Property has a private 55-slip marina, which attracts many visitors looking to utilize the water activities offered in the Branson/Tri-Lakes area, such as fishing, boating, parasailing, jet-skiing and swimming. Meeting and group demand in Branson is primarily driven by the city’s two convention centers: The Branson Convention Center and The Chateau on the Lake (adjacent to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHATEAU ON THE LAKE

but not part of the collateral for the Chateau on the Lake Mortgage Loan). The Branson Convention Center offers approximately 113,725 square feet, with the largest meeting space providing approximately 47,172 square feet. The Chateau on the Lake offers approximately 43,500 square feet of meeting space, with the largest space providing approximately 32,000 square feet. HWC Development Company and the city of Branson developed the Branson Landing, a mixed-use project in 2005 and 2006 for approximately $400.0 million. The Branson Landing is located approximately 9.0 miles northeast of the Chateau on the Lake Property and offers the only lifestyle retail, restaurant and waterfront entertainment district in the region. The site occupies 95.0 acres, including 1.5 miles of waterfront property, and is within walking distance of the Branson tourism district. The Branson Landing development includes a new town square at the culminating point of Branson’s Main Street that serves as the complex’s entertainment headquarters.

The following table presents certain information relating to the Chateau on the Lake Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Chateau on the Lake			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2014 TTM	51.4%	$138.73	$71.34	58.5%	$156.89	$91.83	113.8%	113.1%	128.7%
12/31/2013 TTM	48.9%	$135.94	$66.45	53.0%	$157.39	$83.35	108.3%	115.8%	125.4%
12/31/2012 TTM	50.5%	$130.40	$65.82	57.3%	$156.42	$89.63	113.5%	120.0%	136.2%

(1)
Information obtained from a third party hospitality report dated January 16, 2015.  The competitive set includes the following hotels: Tan Tar A Resort Golf Club, Big Cedar Lodge, Lodge of Four Seasons, Radisson Hotel Branson, Hilton Promenade at Branson Landing and Hilton Branson Convention Center.

The Borrowers.  The borrower is Chateau Lake, LLC, a single member Delaware limited liability company with one independent director wholly owned by the Revocable Trust of John Q. Hammons. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chateau on the Lake Mortgage Loan. John Q. Hammons Revocable Trust is the guarantor of certain nonrecourse carveouts under the Chateau on the Lake Mortgage Loan.

The Sponsor.  The sponsor is the Revocable Trust of John Q. Hammons. Founded by John Q. Hammons, John Q. Hammons Hotels & Resorts is a private independent owner and hotel management company, with a portfolio of 77 hotels representing nearly 19,000 guest rooms in 24 states. John Q. Hammons was an original Holiday Inn franchisee, who was involved in the hotel business from 1958 through his death in 2013. Over his 52-year career, he developed 210 hotels in 40 states. The company is now led by chief executive officer Jacqueline Dowdy. Ms. Dowdy worked with Mr. Hammons in various capacities from 1972 through his death and has been director of John Q. Hammons Hotels & Resorts since 1994.

Escrows.  The loan documents provide for upfront escrows in the amount of $1,112,500 for deferred maintenance, $1,581,559 for FF&E reserves and $837,000 for Seasonality Reserves, subject to a cap of $837,000. The borrower has the option to prefund the seasonality reserve each March 1st. If the borrower does not prefund the reserve on March 1st, then the borrower must make monthly deposits of $93,000 into the seasonality reserve for the months of March through November and maintain a balance of $837,000 through the end of November. The loan documents provide for monthly escrows in the amount of $60,380 for FF&E reserves. The loan documents do not require monthly escrows for taxes and insurance, provided that no event of default has occurred and is continuing.

Lockbox and Cash Management.  The Chateau on the Lake Mortgage Loan requires a lender-controlled lockbox account, which is already in place. Prior to the occurrence of a Cash Management Period (as defined below) all rents and profits are deposited directly into the borrower’s account. Upon the occurrence and continuance of a Cash Management Period, the loan documents require that the borrower or property manager deposit all rents and profits directly into a lender-controlled account, which was established at the origination of the Chateau on the Lake Mortgage Loan. During a Cash Management Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.20x. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management.  The Chateau on the Lake Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the two-time right to transfer the Chateau on the Lake Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHATEAU ON THE LAKE

Real Estate Substitution.  Not permitted.

Right of First Refusal.  With respect to the Chateau on the Lake Property, JD Holdings, LLC (a “ROFR buyer”, among others, as defined in the “Sponsor Entity Right of First Refusal Agreement”) has a right of first refusal (“ROFR”) to purchase the Chateau on the Lake Property if a bona fide offer is received that the borrower is otherwise willing to accept. In addition, the ROFR may require that the Chateau on the Lake Property be sold, which sale must be completed no later than May 26, 2015. The enforceability of the ROFR is currently the subject of litigation. A yield maintenance premium is payable during the defeasance lockout period in connection with any sale of the Chateau on the Lake Property.

Subordinate and Mezzanine Indebtedness.  The ROFR buyer may obtain a mezzanine loan from an approved mezzanine lender (as further outlined in the loan documents) subject to the satisfaction of certain conditions, including (i) the obligor under the mezzanine loan may not be the borrower under the Chateau on the Lake Mortgage Loan nor may it be in any way liable (whether directly, contingently or otherwise) for any obligations in connection with the mezzanine loan; (ii) the equity interests in the ROFR buyer may be pledged as security for the mezzanine loan; (iii) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; and (iv) the mezzanine loan does not result in a combined loan-to-value ratio greater than 80.0% or a combined debt service coverage ratio less than 1.30x.

Ground Lease.  The Chateau on the Lake Property is situated on a 22.0 acre site leased from the Revocable Trust of John Q. Hammons. The ground lease expires in July 2045 and ground rent is calculated as follows: (i) the greater of $150,000 or the sum of 2.0% of the first $12,000,000 in room revenues, plus (ii) 1.5% of the next $6,000,000 in room revenues and 1.0% of room revenue in excess of $18,000,000 plus (iii) 1.0% of the first $6,000,000 of food and beverage revenue and 0.5% of food and beverage revenue thereafter. The ground lessor is the Revocable Trust of John Q. Hammons, who is also the 100.0% owner of the ground lessee. The ground lessor has subordinated its interest in the Chateau on the Lake Property to the lien of the leasehold mortgage such that upon foreclosure the lease will be extinguished. As such the loan is disclosed as a fee loan and no ground rent payments were underwritten.

Terrorism Insurance.  The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Chateau on the Lake Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Trails at Dominion

Loan Information				Property Information
Mortgage Loan Seller:	Well Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$40,750,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$40,750,000			Location:	Houston, TX
% of Initial Pool Balance:	[ ]%			Size:	843 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$48,339
Borrower Name:	AB-GO Trails At Dominion Park Propco, LLC			Year Built/Renovated:	1993/NAP
Sponsors:	Jeffrey Goldstein; Richard Oller			Title Vesting:	Fee
Mortgage Rate:	4.400%			Property Manager:	Self-managed
Note Date:	January 9, 2015			3rd Most Recent Occupancy(2):	94.2% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	90.8% (12/31/2012)
Maturity Date:	January 11, 2025			Most Recent Occupancy (As of)(2):	92.7% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of):	95.7% (11/10/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(3):	$2,356,161 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$3,485,649 (12/31/2013)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI (As of):	$3,959,671 (TTM 10/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$7,431,457
				U/W Expenses:	$3,999,273
				U/W NOI:	$3,432,184
				U/W NCF:	$3,196,144
				U/W NOI DSCR:	1.40x
Escrows and Reserves(1):				U/W NCF DSCR:	1.31x
				U/W NOI Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.8%
Taxes	$78,909	$78,909	NAP	As-Is Appraised Value:	$53,500,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 20, 2014
Replacement Reserves	$1,169,670	$19,670	NAP	Cut-off Date LTV Ratio:	76.2%
Deferred Maintenance	$22,450	NAP	NAP	LTV Ratio at Maturity or ARD:	69.6%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Trails at Dominion Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an 843 unit garden-style multifamily property, located in Houston, Texas (the “Trails at Dominion Property”). The Trails at Dominion Mortgage Loan was originated on January 9, 2015 by Wells Fargo Bank, National Association. The Trails at Dominion Mortgage Loan had an original principal balance of $40,750,000, has an outstanding principal balance as of the Cut-off Date of $40,750,000 and accrues interest at an interest rate of 4.400% per annum. The Trails at Dominion Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Trails at Dominion Mortgage Loan matures on January 11, 2025.

Following the lockout period, the borrower has the right to defease the Trails at Dominion Mortgage Loan in whole, but not in part, on any date before September 11, 2024. In addition, the Trails at Dominion Mortgage Loan is prepayable without penalty on or after September 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

Sources and Uses(1)

Sources			Uses
Original loan amount	$40,750,000	74.9%	Purchase price	$52,500,000	96.5%
Sponsor’s new cash contribution	13,664,691	25.1	Reserves	1,271,029	2.3
			Closing costs	643,662	1.2
Total Sources	$54,414,691	100.0%	Total Uses	$54,414,691	100.0%

(1)	The Trails at Dominion Property was previously securitized in ACR 2014-FL2 with a trust balance of $35.3 million prior to payoff.

The Property. The Trails at Dominion Property is a class B, 843-unit garden style multifamily complex located in Houston, Texas, approximately 17.1 miles north of the Houston central business district, adjacent to Interstate 45, which provides direct access to the Houston central business district. The Trails at Dominion Property consists of 48 two and three-story buildings on a 50.6 acre site with three distinct sections: (i) “The Park”, constructed in 1991, contains 336 units; (ii) “The Square”, constructed in 1993, contains 224 units; and (iii) “The Grove”, constructed in 1994, contains 283 units.  The Trails at Dominion Property consists of 548 one-bedroom units, 275 two-bedroom units and 20 three-bedroom units.  Common area amenities include five in-ground swimming pools, a fitness center, a tennis court, a sand volleyball court, a dog park, laundry facilities and several picnic/barbeque areas. Unit amenities include an electric range/oven, frost-free refrigerator, garbage disposal, dishwasher, ceiling fans, washer/dryer connections and built-in bookshelves and fireplaces for select floor plans.

Prior CMBS financing obtained by the seller on the Trails at Dominion Property underwent a loan modification. During the economic downturn, the original loan was bifurcated into an A-note and a B-note (“hope note”) and was transferred back to the master servicer in March 2011. The B-note was ultimately written off upon defeasance of the A-note.  The seller of the Trails at Dominion Property spent approximately $7.0 million ($8,304 per unit) on capital improvements including roof replacement, exterior painting, landscaping and HVAC replacement. The borrower plans on spending approximately $3.9 million on capital improvements ($4,600 per unit; $1.2 million was reserved for near-term upgrades) over the next five years, which includes interior unit upgrades, additional roof replacement, exterior building work, amenity upgrades, additional security enhancements and other miscellaneous improvements. The Trails at Dominion Property contains 902 surface parking spaces and 360 covered parking spaces, for a total of 1,262 parking spaces, reflecting an overall parking ratio of 1.5 spaces per unit.  As of November 10, 2014, the Trails at Dominion Property was 95.7% occupied.

The following table presents certain information relating to the unit mix of the Trails at Dominion Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom	548	65.0%	804	$658
2 Bedroom	275	32.6%	1,150	$857
3 Bedroom	20	2.4%	1,410	$1,171
Total/Weighted Average	843	100.0%	931	$748

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the Trails at Dominion Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	11/10/2014(2)
94.2%	90.8%	92.7%	95.7%

(1)	Historical Occupancy reflects the economic occupancy obtained from historical operating statements.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Trails at Dominion Property:

Cash Flow Analysis

	2012(1)	2013(1)	TTM 10/31/2014	T3 Annualized 10/31/2014	U/W	U/W $ per Unit(1)
Base Rent	$6,226,652	$6,640,984	$6,947,861	$7,107,621	$7,241,737	$8,590
Grossed Up Vacant Space	633,179	520,881	441,630	417,907	327,420	$388
Concessions	(168,219)	(140,528)	(250,712)	(310,269)	(310,269)	($368)
Other Income	651,492	668,482	707,223	742,349	742,349	$881
Less Vacancy & Credit Loss	(776,273)	(630,268)	(563,303)	(525,969)	(569,780)(2)	($676)

Effective Gross Income	$6,566,829	$7,059,551	$7,282,699	$7,431,640	$7,431,457	$8,815

Total Operating Expenses	$4,210,669	$3,573,902	$3,323,028	$3,699,633	$3,999,273	$4,744

Net Operating Income	$2,356,161	$3,485,649	$3,959,671	$3,732,007	$3,432,184	$4,071
Capital Expenditures	0	0	0	0	236,040	$280
Net Cash Flow	$2,356,161	$3,485,649	$3,959,671	$3,732,007	$3,196,144	$3,791

NOI DSCR	0.96x	1.42x	1.62x	1.52x	1.40x
NCF DSCR	0.96x	1.42x	1.62x	1.52x	1.31x
NOI DY	5.8%	8.6%	9.7%	9.2%	8.4%
NCF DY	5.8%	8.6%	9.7%	9.2%	7.8%

(1)
The increase in Effective Gross Income and Net Operating Income from 2012 to 2013 is primarily due to increased occupancy from 90.8% to 92.7%, an increase in Base Rent (approximately $414,000) and decreased expenses (approximately $637,000), as the seller incurred much lower repair and maintenance costs in 2013 and the trailing twelve months ending October 31, 2014. Higher repair and maintenance costs in 2011 and 2012 were a result of unit preparation charges for a number of down units that had been neglected during the economic downturn and prior loan workout. Further, taxes decreased from $1,123,292 to $887,790 as a result of the reduction of a special municipal utility district tax expense.

(2)	The underwritten economic vacancy is 6.1%. The Trails at Dominion Property was 95.7% physically occupied as of November 10, 2014.

Appraisal. As of the appraisal valuation date of November 20, 2014, the Trails at Dominion Property had an “as-is” appraised value of $53,500,000.

Environmental Matters. According to a Phase I environmental assessment dated December 1, 2014, there was no evidence of any recognized environmental conditions at the Trails at Dominion Property.

Market Overview and Competition. The Trails at Dominion Property is located in Houston, Texas, approximately 17.1 miles north of the Houston central business district, 9.0 miles west of George Bush Intercontinental Airport and approximately 0.5 miles west of Interstate 45, Houston’s primary north-south artery, which averages over 310,000 cars per day and connects residents to The Woodlands (14.8 miles north), Greenspoint Business District (3.0 miles south) and the Houston central business district. Further, the Metro Kuykendahl Park and Ride is located adjacent to the Trails at Dominion Property’s southern boundary and connects to Houston’s public transportation network via bus. The average weekday ridership for the Kuykendahl Park and Ride is 2,068 rides from October 2013 to May 2014, up 3.2% from the same period in 2012 and 2013.

According to the appraisal, ExxonMobil is currently building their largest corporate complex in the world approximately 9.6 miles north of the Trails at Dominion Property. The complex is expected to house 10,000 employees and will contain multiple low-rise office buildings, a laboratory, conference and training centers, day care facilities, a wellness center and other employee amenities. By the end of 2014, seven office buildings were expected to be open and approximately 3,600 residents will be working on campus. Work on the remaining office and specialty buildings is expected to be completed in mid-2015. Additionally, numerous area business parks are currently expanding, including the Greenspoint Business District, Southwestern Energy Campus and Pinto Business Park, among others. According to a third party research report, from 1994 to 2013, Houston created 970,000 jobs, an average of 48,600 jobs per year, and in the 12 months ending October 2014, an estimated 120,000 jobs were created; the forecast for 2015 was 62,900 jobs. As of October 2014, the Houston unemployment rate was 4.7%, below the United States average of 5.5%. The 2014 estimated population within a one-, three- and five-mile radii of the Trails at Dominion Property was 17,220, 113,929 and 268,047, respectively.  The average household income within the same one-, three- and five-mile radii was $48,041, $48,478 and $54,143, respectively. According to the appraisal, the Trails at Dominion Property is located in Houston’s FM 1960 West/Champions submarket, which experienced a 3.0% occupancy increase and 5.2% rental rate growth from year-end 2013 to November 2014. The FM 1960 West/Champions submarket contains a total inventory of 37,294 units, exhibiting a vacancy rate of 7.7% as of November 2014. The class B submarket contains a total inventory of 9,103 units and exhibits a vacancy rate of 6.6% as of November 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

The following table presents certain information relating to some comparable multifamily properties for the Trails at Dominion Property:

Competitive Set(1)

	Trails at Dominion (Subject)	The Vanderbilt	The Augusta	Bayou Oaks	Monticello On Cranbrook	Commerce Park
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	--	0.3 miles	0.5 miles	0.6 miles	0.6 miles	1.0 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	843	416	212	210	220	354
Average Rent (per unit)	$748	$825	$927	$609	$682	$610
1 Bedroom	$658	$674	$835	$599	$572	$586
2 Bedroom	$857	$972	$980	$679	$706	$872
3 Bedroom	$1,171	$1367	NAV	NAV	NAV	NAV
Utilities	Not Incl.	Not Incl.	Not Incl.	Not Incl.	Not Incl.	Not Incl.
Total Occupancy	96%	91%	98%	90%	95%	95%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is AB-GO Trails at Dominion Park Propco, LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Trails at Dominion  Mortgage Loan. Jeffrey Goldstein and Richard Oller are the guarantors of certain nonrecourse carveouts under the Trails at Dominion Mortgage Loan.

The Sponsors. The sponsors, Jeffrey Goldstein and Richard Oller, are the president and chairman, respectively, of GoldOller Real Estate Investments (“GoldOller”). With the acquisition of the Trails at Dominion Property, GoldOller has increased its owned and operated portfolio to approximately 11,000 units and its operational footprint to include 15 states. GoldOller and its affiliates provide third party management services to a portfolio of approximately 30,000 apartment units, and they develop, own and operate multifamily, office, hotel, industrial and retail assets nationwide.

Escrows. The loan documents provide for upfront escrows in the amount of $78,909 for real estate taxes, $1,169,670 for replacement reserves and $22,450 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $78,909 for taxes and $19,670 for replacement reserves. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the insurance required to be provided by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit all rents and other income within three business days of receipt and the tenants are required to deposit directly. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the amortizing net cash flow debt service coverage ratio being less than 1.10x. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.15x for two consecutive quarters.

Property Management. The Trails at Dominion Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Trails at Dominion Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Trails at Dominion Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

Windstorm Insurance: The loan documents require windstorm insurance covering the full replacement cost of the Trails at Dominion Property during the loan term. At the time of loan closing, the Trails at Dominion Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – JW Marriott New Orleans

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$40,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$39,896,822			Location:	New Orleans, LA
% of Initial Pool Balance:	[]%			Size:	496 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$180,984
Borrower Name:	Sunstone Canal, LLC			Year Built/Renovated:	1984/2003
Sponsor:	Sunstone Hotel Partnership, LLC			Title Vesting:	Leasehold
Mortgage Rate:	4.150%			Property Manager:	Marriott Hotel Services, Inc.
Note Date:	December 2, 2014			3rd Most Recent Occupancy (As of) (4):	79.7% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of) (4):	81.8% (12/31/2012)
Maturity Date:	December 11, 2024			Most Recent Occupancy (As of):	81.1% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	81.7% (10/31/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$10,166,036 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$12,903,001 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of)(4):	$14,263,420 (TTM 10/31/2014)
Lockbox Type(2):	Soft/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$37,611,335
				U/W Expenses:	$24,847,358
				U/W NOI(4):	$12,763,977
				U/W NCF:	$10,883,410
				U/W NOI DSCR(1):	2.43x
Escrows and Reserves(3):				U/W NCF DSCR(1):	2.07x
				U/W NOI Debt Yield(1):	14.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.1%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$152,200,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 22, 2014
FF&E	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	59.0%
Deferred Maintenance	$2,321,684	$0	NAP	LTV Ratio at Maturity or ARD(1):	47.2%

(1)
The JW Marriott New Orleans Loan Combination, with an original principal balance totaling $90,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  The non-controlling Note A-2 had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $39,896,822 and will be contributed to the WFCM 2015-C26 Trust.  The controlling Note A-1 had an original balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $49,871,028 and was contributed to the WFCM 2014-LC18 Trust.  All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the JW Marriott New Orleans Loan Combination.

(2)	See “Lockbox and Cash Management” section.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “JW Marriott New Orleans Loan Combination”) is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the leasehold interest in a full service hotel located in New Orleans, Louisiana (the “JW Marriott New Orleans Property”).  The JW Marriott New Orleans Loan Combination was originated on December 2, 2014 by Wells Fargo Bank, National Association.  The JW Marriott New Orleans Loan Combination had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $89,767,850 and accrues interest at an interest rate of 4.150% per annum.  The JW Marriott New Orleans Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The JW Marriott New Orleans Loan Combination matures on December 11, 2024.

Note A-2, which represents the non-controlling interest in the JW Marriott New Orleans Loan Combination, will be contributed to the WFRBS 2015-C26 Trust, had an original principal balance of $40,000,000 and has an outstanding principal balance as of the Cut-off Date of $39,896,822.  Note A-1 (the “JW Marriott New Orleans Companion Loan”), which was contributed to the WFCM 2014-LC18 Trust, had an original principal balance of $50,000,000 and represents the controlling interest in the JW Marriott New Orleans Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

Following the lockout period, the borrower has the right to defease the JW Marriott New Orleans Loan Combination in whole, but not in part, on any date before September 11, 2024.  In addition, the JW Marriott New Orleans Loan Combination is prepayable without penalty on or after September 11, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$90,000,000	100.0%	Loan payoff(1)	$39,619,603	44.0%
			Closing costs	637,048	0.7
			Reserves	2,321,684	2.6
			Return of equity	47,421,665	52.7
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)	The JW Marriott New Orleans Loan Combination is refinancing an existing Wells Fargo Bank, National Association balance sheet loan.

The Property.  The JW Marriott New Orleans Property is the leasehold interest in a AAA four-diamond award rated, 496-room, 30-story full service hotel located in New Orleans, Louisiana.  The JW Marriott New Orleans Property was constructed in 1984 and is situated on a 0.9 acre parcel that is subject to a ground lease through May 2081 (see “Ground Lease” section).  Upon completion in 1984, the property operated as a Le Meridian hotel until late 2002 and was briefly converted to the New Orleans Grand Hotel prior to being converted to a JW Marriott in 2003.   The JW Marriott New Orleans Property’s guestroom configuration includes 168 standard king bedrooms, 165 double bed guest rooms, 156 corner king bed guest rooms, five suites and two, two-story suites.   Amenities at the JW Marriott New Orleans Property include a restaurant, a lobby bar and lounge, concierge services, valet parking, outdoor pool, fitness center, business center and approximately 19,000 square feet of meeting space.  The JW Marriott New Orleans Property provides 161 spaces for valet parking, located on the lower four levels of the building.  The JW Marriott New Orleans Property is scheduled to undergo a $17.6 million renovation in 2016 that will include renovating all the guest rooms and bathrooms, exterior corridors and moving the existing concierge lounge to the lobby level.  The renovation will add five additional hotel rooms to JW Marriott New Orleans Property. The management agreement with Marriott expires in December 2028.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JW Marriott New Orleans Property:

Cash Flow Analysis

	2011(1)	2012(1)	2013(1)	TTM 10/31/2014(1)	U/W	U/W $ per Room
Occupancy	79.7%	81.8%	81.1%	81.7%	81.7%
ADR	$154.43	$168.17	$185.10	$192.45	$192.45
RevPAR	$123.09	$137.49	$150.03	$157.25	$157.25

Total Revenue	$29,746,071	$32,805,967	$35,360,956	$37,611,062	$37,611,335	$75,829
Total Department Expenses	10,504,357	11,303,142	11,092,462	11,273,502	11,273,559	22,729
Gross Operating Profit	$19,241,714	$21,502,825	$24,268,494	$26,337,560	$26,337,776	$53,100

Total Undistributed Expenses	8,607,022	9,221,278	9,287,873	9,751,122	9,751,130	19,660
Profit Before Fixed Charges	$10,634,692	$12,281,547	$14,980,621	$16,586,438	$16,586,646	$33,441

Total Fixed Charges	2,023,177	2,115,511	2,077,620	2,323,018	3,822,669(2)	7,707

Net Operating Income	$8,611,515	$10,166,036	$12,903,001	$14,263,420	$12,763,977	$25,734
FF&E	0	0	0	0	1,880,567	3,791
Net Cash Flow	$8,611,515	$10,166,036	$12,903,001	$14,263,420	$10,883,410	$21,942

NOI DSCR(3)	1.64x	1.94x	2.46x	2.72x	2.43x
NCF DSCR(3)	1.64x	1.94x	2.46x	2.72x	2.07x
NOI DY(3)	9.6%	11.3%	14.4%	15.9%	14.2%
NCF DY(3)	9.6%	11.3%	14.4%	15.9%	12.1%

(1)	Historical Net Operating Income increased year-over-year due to the strengthening New Orleans economy, which resulted in year-over-year ADR growth.
(2)
Property taxes in 2015 are still subject to appeal and were underwritten based on the appraiser’s estimated reassessed property tax expense of $2,394,000, which is slightly higher than the current reassessed amount. Property taxes as of the trailing 12-months ending October 31, 2014 were $1,056,999.

(3)	DSCRs and debt yields are based on the JW Marriott New Orleans Loan Combination.

Appraisal.  As of the appraisal valuation date of October 22, 2014, the JW Marriott New Orleans Property had an “as-is” appraised value of $152,200,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 29, 2014, there was no evidence of any recognized environmental conditions at the JW Marriott New Orleans Property.

Market Overview and Competition. The JW Marriott New Orleans Property is located in the central business district of New Orleans, Louisiana.  The New Orleans metropolitan statistical area (“MSA”) has historically had strong demand from the port related industries, oil and gas and tourism.  Following Hurricane Katrina (“Katrina”), corporate demand in the New Orleans MSA declined, but was temporarily replaced with volume accounts from FEMA, the FBI, and other government relief workers, as well as private relief

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

organizations, construction crews, and the news media. Commercial demand slowly returned in 2006 and 2007, but was further hindered by the financial crisis and recession during 2008 and 2009. In 2010, commercial demand throughout the region showed a significant improvement, which has since been sustained through 2014. The continued recovery has resulted in new business development and employment growth. According to the appraisal, employment within the New Orleans MSA totaled 609,600 jobs in 2005 (before Katrina). At the low point after Katrina, the New Orleans MSA had just 425,800 jobs (70.0% of pre-Katrina levels). By March 2011, employment in New Orleans had grown to 522,100 jobs and by the end of 2013, employment levels reached 545,600.

Most notably, two major medical facilities, the Veterans Affairs Medical Center and the University Medical Center Hospital (“UMC”), are currently under construction within the New Orleans MSA. The Veterans Affairs Medical Center will consist of nearly 1.6 million square feet and will contain 260 in-patient beds; diagnostic and treatment components; and over 400,000 square feet of outpatient rehabilitation facilities. The facility is currently under construction, with an expected opening in late-2016.  UMC is expected to cost approximately $1.2 billion and is currently under construction on a 34.0-acre site between Canal Street and Tulane Avenue in downtown New Orleans.  UMC is scheduled to open in July 2015.  Another driver for economic growth in New Orleans’ central business district is the BioDistrict New Orleans (“BioDistrict”), which is a 1,500 acre, master planned, economic development that was created by the state of Louisiana in 2005 to grow the biosciences sector of the New Orleans economy.  The BioDistrict is focused on the development of a biosciences industry in New Orleans that will provide biosciences research and development; local, regional, and global healthcare delivery; and more jobs for professionals, managers and workers in the bioscience industry.

The JW Marriott New Orleans Property is located on Canal Street, along the northern boundary of the central business district and one block southeast of the French Quarter.  The French Quarter is the oldest and most vibrant section of New Orleans, and includes Bourbon Street where numerous entertainment establishments offer a variety of different nightlife experiences.  Major attractions include Jackson Square with the St. Louis Cathedral, French Market, Café Du Monde, JAX Brewery, Musee Conti Wax Museum, Aquarium of the Americas, and the Riverwalk. The attractions located in the French Quarter are complemented by numerous festivals including Mardi Gras, French Quarter Festival, Voodoo Festival and the Essence Festival.  According to the appraisal, New Orleans had approximately 9.3 million visitors in 2013, who spent approximately $6.5 billion, which is an increase from 9.0 million visitors and reported spending of $6.2 billion in 2012.

The following table presents certain information relating to the JW Marriott New Orleans Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			JW Marriott New Orleans			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	70.8%	$180.39	$127.73	81.0%	$192.31	$155.82	114.4%	106.6%	122.0%
9/30/2013 TTM	70.3%	$175.51	$123.46	80.7%	$176.16	$142.23	114.8%	100.4%	115.2%
9/30/2012 TTM	74.2%	$167.49	$124.22	82.8%	$163.90	$135.63	111.6%	97.9%	109.2%

(1)
Information obtained from a third party hospitality report dated October 18, 2014.  The competitive set includes the following hotels: Hotel New Orleans Downtown, InterContinental New Orleans, Royal Sonesta New Orleans, Westin New Orleans Canal Place, Crown Plaza New Orleans French Quarter and Loews New Orleans.

The Borrower.  The borrower is Sunstone Canal, LLC a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JW Marriott New Orleans Loan Combination.  Sunstone Hotel Partnership, LLC (“Sunstone”) is the guarantor of certain nonrecourse carveouts under the JW Marriott New Orleans Loan Combination.

The Sponsor.  The sponsor, Sunstone, is a publicly traded lodging real estate investment trust that owns 30 properties totaling approximately 13,744 rooms located in 11 states as of November 3, 2014.  Sunstone’s hotels are primarily in the upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Sheraton.  In 2009 and 2010, some Sunstone sponsored properties were subject to defaults, deed-in-lieu foreclosure proceedings and mortgage loan discounted pay-offs.

Escrows.  The loan documents provide for upfront escrows in the amount of $2,321,684 for deferred maintenance. The loan documents do not require monthly escrows for taxes provided (i) no event of default has occurred and is continuing; (ii) the property taxes are paid by the property manager in accordance with the management agreement; (iii) the current property manager is in place or a replacement property manager is in-place with a management agreement that is similar to the current management agreement.  The loan documents do not require monthly escrows for insurance provided (a) no event of default has occurred and is continuing; (b) the JW Marriott New Orleans Property is covered by an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.  The loan documents provide for monthly deposits into an FF&E reserve, controlled by the property manager, equal to the greater of 5.0% of the gross revenue for the most recent calendar month or the amount required under the property management agreement.  The loan documents do not require monthly FF&E escrows deposits into a lender controlled account provided (x) a management agreement is in full force and effect; (y)  the current property manager is in place or a replacement property manager is in-place with a management agreement that is similar to the current management agreement; and (z) the borrower provides the lender evidence of payment of the FF&E monthly deposits prior to a delinquency and proof of sufficient funds as required under the management agreement.

Lockbox and Cash Management.  The JW Marriott New Orleans Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all cash revenues and all other monies received into

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

the lockbox account within 20 business days.  In the event that the property manager has been removed and a replacement property manager is not in-place under a similar management agreement within 30 days, the borrower will direct all cash revenues and all other monies into the lockbox account. Funds are then swept into a cash management account controlled by the lender and prior to a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower’s operating account.  During a Cash Trap Event Period, all excess cash flow is retained in the lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.35x at the end of any calendar month.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters.

Property Management.  The JW Marriott New Orleans Property is managed by Marriott Hotel Services, Inc.

Assumption.  The borrower has the two-time right to transfer the JW Marriott New Orleans Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates and similar confirmations with respect to the ratings of any securities backed by the JW Marriott New Orleans Companion Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Right of First Offer. The property manager, Marriott Hotel Services, Inc., has a right of first offer (“ROFO”) to acquire the JW Marriott New Orleans Property if the borrower decides to market the JW Marriott New Orleans Property for sale to a third party.  The ROFO is not extinguished by a foreclosure or deed-in-lieu thereof; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Ground Lease.  The JW Marriott New Orleans Property is situated on a 0.9 acre site leased from CSH Partners, LLC.  The ground lease expires in May 2081 and ground rent is calculated as the lesser of (i) 10.0% of the appraised fair market land value as determined each 10-year period or (ii) the greater of (a) 2.5% of room revenue or (b) 1.25% of gross revenue, but in no event will the annual rent ever be less than $425,000.  The ground lease rent was reset in 2014 at $625,000 and will be reset in 2024.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the JW Marriott New Orleans Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of 2 times the premium for all risk and business interruption coverage if TRIPRA is no longer in effect), as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the JW Marriott New Orleans Property during the loan term.  At the time of closing, the JW Marriott New Orleans Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Broadcom Building

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$35,750,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$35,750,000			Location:	San Jose, CA
% of Initial Pool Balance:	[ ]%			Size:	200,000 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$178.75
Borrower Name:	Zanker Road Partners, LLC			Year Built/Renovated:	1990/NAP
Sponsors:	Robert A. Day and Jerry W. Carlton			Title Vesting:	Fee
Mortgage Rate:	4.100%			Property Manager:	Self-managed
Note Date:	December 30, 2014			3rd Most Recent Occupancy:	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy:	100.0% (12/31/2013)
Maturity Date:	January 11, 2025			Most Recent Occupancy:	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (2/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAV
Call Protection:	L(25),D(91),O(4)			Most Recent NOI(2):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$5,072,181
				U/W Expenses:	$1,029,860
				U/W NOI:	$4,042,321
Escrows and Reserves(1):				U/W NCF:	$3,756,271
				U/W NOI DSCR(3):	1.95x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(3):	1.81x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(3):	11.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(3):	10.5%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$55,000,000
Deferred Maintenance	$80,850	$0	NAP	As-Is Appraisal Valuation Date:	November 5, 2014
Broadcom Springing Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.0%
Supplemental Liquidity Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	59.1%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.
(3)
Underwritten figures are based on the average rent over the remaining Broadcom lease term. Based on the in-place rent, the U/W NOI DSCR is 1.80x, the U/W NCF DSCR is 1.67x, the U/W NOI Debt Yield is 10.5% and the U/W NCF Debt Yield is 9.7%.

The Mortgage Loan.  The mortgage loan (the “Broadcom Building Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single-tenant office building located in San Jose, California (the “Broadcom Building Property”).  The Broadcom Building Mortgage Loan was originated on December 30, 2014 by Wells Fargo Bank, National Association.  The Broadcom Building Mortgage Loan had an original principal balance of $35,750,000, has an outstanding principal balance as of the Cut-off Date of $35,750,000 and accrues interest at an interest rate of 4.100% per annum.  The Broadcom Building Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments for the first 60 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Broadcom Building Mortgage Loan matures on January 11, 2025.

Following the lockout period, the borrower has the right to defease the Broadcom Building Mortgage Loan in whole, but not in part, on any date prior to October 11, 2024.  In addition, the Broadcom Building Mortgage Loan is prepayable without penalty on or after October 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

Sources and Uses

Sources			Uses
Original loan amount	$35,750,000	64.2%	Purchase price	$55,000,000	98.7%
Sponsor’s new cash contribution	19,969,031	35.8	Reserves	80,850	0.1
			Closing costs	638,181	1.1
Total Sources	$55,719,031	100.0%	Total Uses	$55,719,031	100.0%

The Property.  The Broadcom Building Property is a class B, single-tenant, office and research and development building containing 200,000 square feet.  Constructed in 1990, the Broadcom Building Property is comprised of approximately 60.0% of office space, 20.0% of lab space, 15.0% of amenity space (which includes a cafeteria, gym and locker rooms, outdoor tennis court, sand volleyball court, outdoor amphitheater and barbeques) and 5.0% of data center space. The Broadcom Building Property has been 100.0% leased to the Broadcom Corporation (“Broadcom”) since 2000. Broadcom was founded in 1991 and is focused on semiconductor solutions for wired and wireless communications. Broadcom products deliver voice, video, data and multimedia connectivity in home, office and mobile environments.  Broadcom (NASDAQ: BRCM) is rated A2 and A- by Moody’s and S&P, respectively, and had a market capitalization of $22.4 billion as of January 13, 2015.  As of February 1, 2015, the Broadcom Building Property was 100.0% occupied by Broadcom.

The following table presents certain information relating to the tenant at the Broadcom Building Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Broadcom Corporation	NR/A2/A-	200,000	100.0%	$21.80(1)	$4,360,000(1)	100.0%	5/31/2020(2)
Total Major Tenant		200,000	100.0%	$21.80	$4,360,000	100.0%

Vacant Space		0	0.0%

Collateral Total		200,000	100.0%

(1)
Broadcom’s in-place annual rent is $4,032,000 ($20.16 per square foot) and increases approximately 3.0% annually. Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average rent over the remaining Broadcom lease term.

(2)
Broadcom has the right to terminate its lease on May 31, 2016 or May 31, 2018 with 12 months’ notice and payment of a termination fee equal to $5,491,235 or $2,469,618, respectively.   Broadcom also has one, 10-year lease extension option.

The following table presents certain information relating to the lease rollover schedule at the Broadcom Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	200,000	100.0%	200,000	100.0%	$4,360,000	$21.80
2021	0	0	0.0%	200,000	100.0%	$0	$0.00
2022	0	0	0.0%	200,000	100.0%	$0	$0.00
2023	0	0	0.0%	200,000	100.0%	$0	$0.00
2024	0	0	0.0%	200,000	100.0%	$0	$0.00
2025	0	0	0.0%	200,000	100.0%	$0	$0.00
Thereafter	0	0	0.0%	200,000	100.0%	$0	$0.00
Vacant	0	0	0.0%	200,000	100.0%	$0	$0.00
Total/Weighted Average	1	200,000	100.0%			$4,360,000	$21.80

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

The following table presents historical occupancy percentages at the Broadcom Building Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/1/2015(2)

100.0%	100.0%	100.0%	100.0%

(1)	Information based on the lease.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Broadcom Building Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$4,360,000(2)	$21.80
Grossed Up Vacant Space	0	0.00
Total Reimbursables	930,181	4.65
Other Income	0	0.00
Less Vacancy & Credit Loss	218,000(3)	1.09
Effective Gross Income	$5,072,181	$25.36

Total Operating Expenses	$1,029,860	$5.15

Net Operating Income	$4,042,321	$20.21
TI/LC	246,050	1.23
Capital Expenditures	40,000	0.20
Net Cash Flow	$3,756,271	$18.78

NOI DSCR	1.95x(4)
NCF DSCR	1.81x(4)
NOI DY	11.3%(4)
NCF DY	10.5%(4)

(1)	Historical financial statements are not available as the sponsor acquired the Broadcom Building Property in December 2014.
(2)
Broadcom’s in-place annual rent is $4,032,000 ($20.16 per square foot) and increases approximately 3.0% annually. Annual U/W Base Rent per SF and Annual U/W Base Rent are based on the average over the remaining Broadcom lease term.

(3)	The underwritten economic vacancy is 5.0%. The Broadcom Building Property was 100.0% physically occupied as of February 1, 2015.
(4)
Underwritten figures are based on the average rent over the remaining Broadcom lease term. Based on the in-place rent, the U/W NOI DSCR is 1.80x, the U/W NCF DSCR is 1.67x, the U/W NOI Debt Yield is 10.5% and the U/W NCF Debt Yield is 9.7%.

Appraisal.  As of the appraisal valuation date of November 5, 2014, the Broadcom Building Property has an “as-is” appraised value of $55,000,000.  The appraisal concluded to a “go dark” value of $43,200,000.

Environmental Matters.  According to the Phase I environmental assessment dated November 17, 2014, the following two recognized environmental conditions were identified at the Broadcom Building Property:  (i) the previous agricultural use of the Broadcom Building Property and (ii) the Broadcom Building Property is listed on the California hazardous materials database as having had multiple hazardous-waste manifests. According to the Phase II subsurface investigation dated December 22, 2014, no evidence of significant hazardous material contamination was detected.  Arsenic was detected at concentrations above regulatory screening levels, however, the professional use of the Broadcom Building Property precludes a likelihood that employees would ingest or interact with the on-site soils and, therefore, a health risk from long-term direct exposure would not be likely. Therefore, no further investigation is deemed necessary.

Market Overview and Competition.  The Broadcom Building Property is located in San Jose, California approximately 5.5 miles northwest of the San Jose central business district.  Primary access to the area is provided by both US-101 and Interstate 880, major arterials that cross the San Jose area in an east-west and north-south direction, respectively.  Access to the Broadcom Building Property from US-101 and Interstate 880 is provided by Montague Expressway approximately 0.9 miles south of the Broadcom Building Property.  San Jose is the third largest city in California and is considered the “Capital of Silicon Valley”.  The area is home to 6,600 technology companies employing over 245,000 people including Apple, Adobe Systems, eBay, Cadence Design Systems, Cisco Systems, IBM, Hitachi, Qualcomm and VeriFone Systems. In addition, the Broadcom Building Property is located approximately 7.0 miles northwest of San Jose State University, one of the top research universities in California with an enrollment of approximately 32,700 students as of Fall 2014.  The estimated 2014 population within a one-, three- and five-mile radius of the Broadcom Building Property was 18,264, 93,548 and 392,093, respectively. The estimated median household income within the same one-, three- and five-mile radii was $121,461, $106,127 and $87,522, respectively.

According to the appraiser, the Broadcom Building Property is located in the North San Jose R&D submarket, which is the largest submarket within the Silicon Valley R&D market.  The vacancy rate in the North San Jose R&D submarket was 12.5% as of the third quarter 2014, a decrease from the second quarter 2014 vacancy rate of 13.3%, and the average asking rental rate as of the third

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

quarter 2014 was $19.80 per square foot triple-net, an increase from $19.20 per square foot triple-net as of the second quarter 2014.  The appraiser determined there were 62 competitive properties within the region, which consisted of the North San Jose, Santa Clara, Sunnyvale and Milpitas submarkets.  The 62 competitive properties had a current vacancy rate of 3.3% and an average vacancy rate of 4.5% over the past five years.

The following table presents certain information relating to comparable office properties to the Broadcom Building Property:

Competitive Set(1)

	Broadcom Building (Subject)	Trimble Research Park	2701 Orchard Parkway	3300 Olcott St.	Guadalupe Corporate Center	Champion Station
Location	San Jose, CA	San Jose, CA	San Jose, CA	Santa Clara, CA	San Jose, CA	San Jose, CA
Distance from Subject	--	1.6 miles	1.1 miles	2.8 miles	1.7 miles	1.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1990/NAP	1982/2014	1979/2012	1979/1983	1997/NAP	1995/2014
Stories	2	2	1	2	4	2
Total GLA	200,000 SF	137,517 SF	207,006 SF	105,664 SF	110,881 SF	95,484 SF
Total Occupancy	100%	100%	100%	100%	100%	0%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is Zanker Road Partners, LLC, a limited liability company and single purpose entity.  Robert A. Day and the Robert A. Day Trust are the guarantors of certain nonrecourse carveouts under the Broadcom Building Mortgage Loan.

The Sponsors.  The sponsors are Robert A. Day and Jerry W. Carlton, who, collectively, represent the majority ownership interest in the borrower.  Mr. Day is the founder and chairman of Trust Company of the West (“TCW”), an investment management company and one of the largest independent trust companies in the United States.  TCW manages a broad range of innovative, value-added investment products with approximately $144.2 billion in assets under management as of September 30, 2014.

Escrows.  The loan documents provide for an upfront escrow in the amount of $80,850 for deferred maintenance.  Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing; (ii) Broadcom is required to pay all taxes under its lease; and (iii) the borrower provides the lender with evidence that taxes were paid no later than 30 days following the delinquency of any tax payment.  Ongoing monthly reserves for insurance are not required as long as (x) no event of default has occurred and is continuing; (y) the Broadcom Building Property is covered under an acceptable blanket insurance policy; and (z) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums.  The loan documents provide for ongoing monthly escrows in the amount of $3,333 for replacement reserves capped at $120,000; however, monthly payments are waived as long as (A) no event of default has occurred and is continuing and (B) the lender determines that the Broadcom Building Property is being adequately maintained as confirmed by annual inspections.

A “Broadcom Springing Reserve Event” will commence upon the earliest of (i) the date that is 12 months prior to the Broadcom lease expiration date, unless the lender receives evidence that the lease has been renewed on terms acceptable to the lender; (ii) Broadcom terminating its lease; (iii) Broadcom failing to make a lease payment, receiving a material rent reduction or entering into a lease modification; (iv) Broadcom vacating, going dark or otherwise failing to occupy the space; (v) Broadcom failing to maintain an investment grade rating; (vi) Broadcom filing bankruptcy or otherwise being subject to insolvency proceedings; or (vii) the Broadcom Building Property being sold and the Broadcom Building Mortgage Loan being assumed by a transferee with principals with a combined minimum net worth and liquidity of less than $100.0 million and $10.0 million, respectively.

Upon the occurrence of a Broadcom Springing Reserve Event, the borrower is required to deposit $6.0 million (“Broadcom Springing Reserve Deposit”) into the Broadcom Springing Reserve account.  With regard to clauses (i) and (ii) above, provided no event of default has occurred or is continuing, the Broadcom Springing Reserve Deposit may be accumulated by a combination of early termination fees and all excess cash flow being deposited into the Broadcom Springing Reserve account. The borrower is required to deposit any remaining difference by the date Broadcom vacates.  In the event that the borrower fails to complete any portion of the required Broadcom Springing Reserve Deposit, the loan will become recourse for a portion of the debt in an amount equal to the lesser of (a) the amount of the required Broadcom Springing Reserve Deposit or (b) the total outstanding debt.  The Broadcom Springing Reserve Deposit will be allocated as follows: $1.5 million is designated for debt service payments and $4.5 million ($22.50 per square foot) is designated for tenant improvement and leasing commission expenses.

Following the death or incompetency of the sponsor Robert A. Day, if the remaining guarantor does not have a minimum liquidity of $6.0 million, the borrower is required to deposit an amount equal to or deliver a letter of credit equal to the difference between the guarantor’s liquidity and $6.0 million (“Supplemental Liquidity Reserve”).

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower will cause all rents to be deposited directly.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) a Broadcom Springing Reserve Event.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

default; and with regard to clause (ii), upon (A) the aggregate amount in the Broadcom Springing Reserve being equal to $6.0 million or (B) the borrower delivering evidence that the Broadcom space is being leased to an acceptable replacement tenant that is in occupancy, open for business and paying full, unabated rent.

Property Management.  The Broadcom Building Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the Broadcom Building Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the Broadcom Springing Reserve Deposit has been completed; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Right of First Offer.  Broadcom has a right of first offer (“ROFO”) to purchase the Broadcom Building Property. The ROFO is not extinguished by a foreclosure of the Broadcom Building Property; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release.  Not Permitted.

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Broadcom Building Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 16.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Aloft Houston Galleria

Loan Information	Property Information
Mortgage Loan Seller:	SPREF	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$32,650,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$32,650,000	Location:	Houston, TX
% of Initial Pool Balance:	[ ]%	Size:	152 Rooms
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Room:	$214,803
Borrower Name:	NYTX Hospitality LLC	Year Built/Renovated:	2009/NAP
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	4.608%	Property Manager:	Merritt Hospitality LLC
Note Date:	December 22, 2014	3rd Most Recent Occupancy (As of):	83.6% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	80.5% (12/31/2013)
Maturity Date:	January 6, 2025	Most Recent Occupancy (As of):	79.5% (9/30/2014)
IO Period:	24 months
Loan Term (Original):	120 months
Seasoning:	1 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest Only, Amortizing Balloon	3rd Most Recent NOI (As of)(3):	$1,820,756 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(3):	$3,279,643 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$3,782,744 (TTM 9/30/2014)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$8,105,986
U/W Expenses:	$4,434,292
U/W NOI:	$3,671,694
U/W NCF:	$3,347,455
U/W NOI DSCR:	1.83x
Escrows and Reserves(2):	U/W NCF DSCR:	1.67x
U/W NOI Debt Yield:	11.2%
U/W NCF Debt Yield:	10.3%
Type:	Initial	Monthly	Cap (If Any)	As-Renovated Appraised Value(4):	$44,800,000
Taxes	$0	Springing	NAP	As-Renovated Appraisal Valuation Date(4):	July 1, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(4):	72.9%
FF&E Reserve	$1,100,000	$27,020	NAP	LTV Ratio at Maturity or ARD(4):	62.4%

(1)	See “The Sponsors” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section. The 2012 financials include only 266 days of operation. The annualized third most recent NOI was $2,505,251.
(4)	The appraiser concluded to an “as-is” appraised value of $42,300,000. The Cut-off Date LTV Ratio based on the “as-is” value is 77.2% and the LTV Ratio at Maturity is 66.1%.

The Mortgage Loan. The mortgage loan (the “Aloft Houston Galleria Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a limited-service hotel located in Houston, Texas (the “Aloft Houston Galleria Property”).  The Aloft Houston Galleria Mortgage Loan was originated on December 22, 2014 by Silverpeak Real Estate Finance LLC. The Aloft Houston Galleria Mortgage Loan had an original principal balance of $32,650,000, has an outstanding principal balance as of the Cut-off Date of $32,650,000 and accrues interest at an interest rate of 4.608% per annum. The Aloft Houston Galleria Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Aloft Houston Galleria Mortgage Loan matures on January 6, 2025.

Following the lockout period, the borrower has the right to defease the Aloft Houston Galleria Mortgage Loan in whole, but not in part, on any date before October 6, 2024.  In addition, the Aloft Houston Galleria Mortgage Loan is prepayable without penalty on or after October 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALOFT HOUSTON GALLERIA

Sources and Uses

Sources			Uses
Original loan amount	$32,650,000	76.6%	Purchase price	$40,500,000	95.1%
Sponsor’s new cash contribution	9,954,662	23.4	Reserves	1,100,000	2.6
			Closing costs	1,004,662	2.4
Total Sources	$42,604,662	100.0%	Total Uses	$42,604,662	100.0%

The Property. The Aloft Houston Galleria Property is a 152-room, 10-story, limited-service hotel located in Houston, Texas, adjacent to the Houston Galleria, a 2.4 million square foot retail and tourist destination that comprises 400 stores and restaurants and three office towers. The Aloft Houston Galleria Property was constructed in 2009 and features 117 king-rooms and 35 queen/queen rooms. Guestrooms feature a desk with a chair, built-in bedside tables, and a wall-mounted, 32-inch flat-panel television. In-room amenities include high-speed Internet access and a glass-enclosed, walk-in shower. Amenities at the Aloft Houston Galleria Property include a 25-seat restaurant and lounge, grab-and-go snack bar, approximately 500 square feet of meeting space, indoor pool, fitness center, lobby workstations, gift shop, and vending areas. The lounge, known as the “w xyz” bar is open each evening and serves dinner. The hotel also features an indoor pool and outdoor sundeck adjacent to the lobby. There is a $1.1 million upfront FF&E reserve for near-term renovations, which will primarily be used to provide upgrades to lifestyle areas and soft goods. Soft good renovations are expected to include architectural finishes, decorative lighting, flooring, and soft goods in guestrooms and public areas as well as items specific to the Aloft brand. The renovations are expected to be completed December 2016. Parking is provided by a five story garage structure, which is part of the collateral for the Aloft Houston Galleria Mortgage Loan, and provides guest and valet parking for 290 vehicles.  The borrower under the Aloft Houston Galleria Mortgage Loan entered into a franchise agreement with The Sheraton LLC (Starwood) that expires in December 2034.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aloft Houston Galleria Property:

Cash Flow Analysis

	2012(1)(2)	2013(1)	TTM 9/30/2014	U/W	U/W $ per Room
Occupancy	83.6%	80.5%	79.5%	79.5%
ADR	$128.95	$153.14	$166.00	$166.00
RevPAR	$107.83	$123.28	$131.94	$131.94

Total Revenue	$4,927,414	$7,609,699	$8,105,924	$8,105,986	$53,329
Total Department Expenses	1,319,917	1,819,447	1,789,046	1,789,058	11,770
Gross Operating Profit	$3,607,497	$5,790,252	$6,316,878	$6,316,928	$41,559

Total Undistributed Expenses	1,352,366	1,971,338	2,045,502	2,044,398	13,450
Profit Before Fixed Charges	$2,255,131	$3,818,914	$4,271,376	$4,272,530	$28,109

Total Fixed Charges	434,375	539,271	488,632	600,836	3,953

Net Operating Income	$1,820,756	$3,279,643	$3,782,744	$3,671,694	$24,156
FF&E	0	0	0	324,239	$2,133
Net Cash Flow	$1,820,756	$3,279,643	$3,782,744	$3,347,455	$22,023

NOI DSCR	0.91x	1.63x	1.88x	1.83x
NCF DSCR	0.91x	1.63x	1.88x	1.67x
NOI DY	5.6%	10.0%	11.6%	11.2%
NCF DY	5.6%	10.0%	11.6%	10.3%
(1)	2012 revenue includes 266 days of operation. The borrower was unable to obtain a full year of operating statements for 2012 or prior. Annualized 2012 Net Cash Flow is $2,505,251.
(2)	The increase in ADR, RevPAR and Net Operating Income from 2012 to 2013 was due to the Aloft Houston Galleria Property’s continued stabilization since opening in the third quarter of 2009.

Appraisal.  As of the appraisal valuation date of October 23, 2014, the Aloft Houston Galleria Property had an “as-is” appraised value of $42,300,000 and an “as renovated” value of $44,800,000, which assumes capital improvements will be completed as of July 1, 2015.

Environmental Matters.  According to the Phase I environmental site assessment dated November 5, 2014, there was no evidence of any recognized environmental conditions at the Aloft Houston Galleria Property.

Market Overview and Competition. The Aloft Houston Galleria Property is located in Houston, Texas, at the intersection of Westheimer Road and Yorktown Street. Primary vehicular access to The Aloft Houston Galleria Property is provided by Yorktown Street. Access is also available from Westheimer Road. Westheimer Road connects to Interstate 610, also known as Loop 610, which is a freeway that circles around the inner-city portion of Houston.  The Aloft Houston Galleria Property is located in the Uptown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALOFT HOUSTON GALLERIA

District of Houston, adjacent to the Houston Galleria. The surrounding neighborhood is characterized by restaurants, hotels, office buildings and high-end retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. The Houston Galleria attracts over 24 million visitors from around the world each year. The Houston Galleria features approximately 2.4 million square feet of retail space, making it the largest shopping mall in Texas and the eighth largest in the United States. The Houston Galleria contains more than 375 retail stores and restaurants, including major retailers such as a Neiman Marcus, Nordstrom, Saks Fifth Avenue, and Macy’s. The Houston Galleria is also home to a 20,000-square-foot ice-skating facility, two Westin Hotels, three office towers, and The Galleria Tennis & Athletic Club.

According to the appraiser, Houston is experiencing a period of economic strength and expansion, led by the energy and healthcare sector. Furthermore, many of the corporations or institutions that support the Houston Galleria submarket, such as PricewaterhouseCoopers, Accenture, Deloitte, Universal American, Frost Bank, BBVA Compass, and Bank of America, are multinational entities working with a number of different clients. According to a third party market research report, as of the second quarter of 2014, the Galleria / West Loop North submarket had 26.9 million square feet of office space within 137 buildings, the second largest office submarket in Houston.

Room demand in the Houston market is driven by corporate demand, a result of growth in the energy and healthcare industries, corporate demand driven by the presence of domestic and multinational corporations, and leisure demand as a result of abundant tourist attractions. Demand segmentation at the Aloft Houston Galleria Property is 80.0% commercial, 10.0% group, and 10.0% leisure, while the overall market is 71.0% commercial, 17.0% group, and 13.0% leisure. Commercial customers comprise 80.0% of the total accommodated demand and consist mainly of individual business people passing through the market or visiting area businesses, in addition to high-volume corporate accounts generated by local firms. According to a local Houston business trade group, 66 of the world’s 100 largest non-United States-based corporations have operations in Houston.
The following table presents certain information relating to the Aloft Houston Galleria Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)(3)

	Competitive Set			Aloft Houston			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	75.8%	$157.22	$119.25	79.5%	$166.00	$131.93	104.8%	105.6%	110.6%
9/30/2013	75.5%	$144.06	$108.77	81.5%	$144.81	$118.05	108.0%	100.5%	108.5%
9/30/2012	75.5%	$132.29	$99.85	82.6%	$124.26	$102.66	109.5%	93.9%	102.8%
(1)
Information obtained from a third party hospitality report dated October 17, 2014.  The competitive set includes the following hotels: Hampton Inn Houston near the Galleria, Embassy Suites Houston near the Galleria, Sheraton Suites Galleria, Sonesta ES Suites Houston, Hotel Indigo Houston @ the Galleria, Hilton Garden Inn Houston Galleria Area, and Courtyard Houston by the Galleria.

The Borrower.  The borrower is NYTX Hospitality LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Aloft Houston Galleria Mortgage Loan. Lawrence Levine, Charles Feinbloom and, Burt Levine are the guarantors of certain nonrecourse carveouts under the Aloft Houston Galleria Mortgage Loan.

The Sponsors.  The sponsors for the Aloft Houston Galleria Mortgage Loan are Lawrence Levine, Charles Feinbloom, Burt Levine and Adam Levine.

Escrows.  The loan documents provide for upfront escrows in the amount of $1,100,000 for FF&E reserves, which will be released to perform lender approved capital expenditures in accordance with the franchise agreement. The loan documents provide for ongoing monthly reserves in the amount of $44,931 for real estate taxes, $6,350 for insurance premiums and FF&E reserves in an amount initially equal to one-twelfth of the greater of (i) 4.0% of the gross receipts for the Aloft Houston Galleria Property based on the rents collected for the prior calendar year, and (ii) the amount required pursuant to the hotel franchise agreement (initially $27,020 per month).

The loan documents do not require monthly escrows for taxes provided (i) no event of default has occurred or is continuing under the property management agreement, (ii) the property manager is reserving for taxes and payments are made to the taxing authority in a timely manner and in accordance with the management agreement and (iii) the lender has received evidence of the timely payment of such taxes.  The loan documents do not require monthly escrows for insurance provided that (i) the borrower and the property manager are maintaining the insurance policies in accordance with the terms of the property management agreement and the loan agreement and payments are made in a timely manner, (ii) no event of default has occurred or is continuing under the property management agreement and (iii) the lender receives evidence of the existence of all required insurance coverages and policies and the payment of all premiums therefor.

The loan documents provide that the borrower’s obligation to make monthly deposits for FF&E shall be suspended so long as: (i) the property management agreement with Merritt Hospitality, LLC has not been terminated and is otherwise in full force and effect, (ii) the property manager is making deposits into the reserve (as defined on the property management agreement) in an amount at least equal to the amount required to be funded by the borrower pursuant to the loan documents and (iii) no event of default has occurred and is continuing and the lender timely receives monthly reports of the balance in such reserve.

Lockbox and Cash Management. The Aloft Houston Galleria Mortgage Loan requires a springing lockbox account.  So long as Merritt Hospitality, LLC is the property manager, it will collect all receipts payable with respect to the Aloft Houston Galleria Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALOFT HOUSTON GALLERIA

and disburse the revenues in accordance with the terms of the loan documents.   A lockbox will be put in place if Merritt Hospitality, LLC has been terminated as property manager or if a Cash Trap Event Period (as defined below) has commenced. If a Cash Trap Event Period has commenced where Merritt Hospitality, LLC is still the manager, they continue to collect receipts and send any money otherwise due to the borrower under the property management agreement to the lockbox account. If a Cash Trap Event commences where Merritt Hospitality, LLC is no longer the property manager, then the borrower must send out credit card direction letters to credit card companies directing them to send monies to the lockbox account. The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within one business day of receipt.  During a Cash Trap Event period, all excess cash flow is swept on a monthly basis to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default, (ii) if a property manager affiliated with the borrower becoming bankrupt or insolvent, or (iii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar quarter based on the trailing 12-month operating period. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), the affiliated property manager has emerged from bankruptcy or insolvency, has assumed the obligations under any applicable management agreement and has remained out of bankruptcy and in compliance with such management agreement for two consecutive calendar quarters; and with regard to clause (iii) upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. Aloft Houston Galleria is managed by Merritt Hospitality LLC, an affiliate of HEI Hotels & Resorts.

Assumption.  The borrower has the right to transfer the Aloft Houston Galleria Property provided that certain conditions are satisfied, including, without limitation, (i) no default or event of default has occurred and is continuing;  (ii) the lender determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience and financial strength, (iii) the lender has received confirmation from Fitch, KBRA, and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates, and  (iv) the lender receives evidence satisfactory to the lender that the franchisor has consented to the transfer and the proposed transferee.

Partial Release.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Aloft Houston Galleria Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Dorel Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Well Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$30,000,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$30,000,000	Location:	Laredo, TX
% of Initial Pool Balance:	[ ]%	Size:	424 Units
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Unit(4):	$70,755
Borrower Name:	Dorel Laredo Holdings II, LLC	Year Built/Renovated:	2010/2013
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	3.730%	Property Manager:	Self-managed
Note Date:	January 15, 2015	3rd Most Recent Occupancy(5):	78.5% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(5):	95.1% (12/31/2012)
Maturity Date:	February 11, 2020	Most Recent Occupancy (As of)(5):	76.4% (12/31/2013)
IO Period:	None	Current Occupancy (As of)(5):	86.6% (10/31/2014)
Loan Term (Original):	60 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI(6):	$1,682,669 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(6):	$2,381,511 (12/31/2013)
Call Protection:	L(24),D(32),O(4)	Most Recent NOI (As of):	$2,781,075 (T7 Annualized 10/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(2):	Yes	U/W Revenues:	$4,562,530
Additional Debt Type(2):	Future Mezzanine	U/W Expenses:	$1,884,341
U/W NOI:	$2,678,189
U/W NCF:	$2,567,729
U/W NOI DSCR:	1.61x
U/W NCF DSCR:	1.54x
Escrows and Reserves(3):	U/W NOI Debt Yield:	8.9%
U/W NCF Debt Yield:	8.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$48,700,000
Taxes	$59,375	$59,372	NAP	As-Is Appraisal Valuation Date:	October 29, 2014
Insurance	$29,992	$7,498	NAP	Cut-off Date LTV Ratio:	61.6%
Replacement Reserves	$9,185	$9,185	NAP	LTV Ratio at Maturity or ARD:	55.9%

(1)	See “Sponsors” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)
Represents the Cut-off Date Principal Balance for the 424 apartment units only. The Dorel Apartments Property also includes a 19,097 square foot Tractor Supply store with an allocated loan balance of $2,500,000, which results in an allocated Cut-off Date Principal Balance per square foot of $131 per square foot.  The multifamily component has an allocated loan balance of $27,500,000, which results in an allocated Cut-off Date Principal Balance per unit of $64,858 per unit.

(5)
See “Historical Occupancy” section.  The occupancy represents only the multifamily component.  The occupancy based on the total square footage at the Dorel Apartments Property was 86.4% as of October 31, 2014.

(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Dorel Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 424 unit garden-style multifamily property, a 19,097 square foot Tractor Supply store and a 3,200 square foot day care facility located in Laredo, Texas (the “Dorel Apartments Property”). The Dorel Apartments Mortgage Loan was originated on January 15, 2015 by Wells Fargo Bank, National Association. The Dorel Apartments Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 3.730% per annum. The Dorel Apartments Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Dorel Apartments Mortgage Loan matures on February 11, 2020.

Following the lockout period, the borrower has the right to defease the Dorel Apartments Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before November 11, 2019.  In addition, the Dorel Apartments Mortgage Loan is prepayable without penalty on or after November 11, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$30,000,000	99.2%	Loan payoff(1)	$29,325,884	97.0%
Sponsor’s new cash contribution	228,992	0.8	Reserves	98,552	0.3
			Closing costs	804,556	2.7
Total Sources	$30,228,992	100.0%	Total Uses	$30,228,992	100.0%

(1)	The Dorel Apartments Mortgage Loan is refinancing an existing Wells Fargo Bank, National Association balance sheet loan.

The Property. The multifamily component of the Dorel Apartments Property consists of a 424-unit garden style multifamily property located in Laredo, Texas, which is situated on a 22.8 acre site within the contiguous 34.4 acre site owned by the sponsors. The Dorel Apartments Property consists of two and three-story garden units that include 161 one-bedroom units, 240 two-bedroom units and 23 three-bedroom units all situated within 20 buildings (“Apartments”). Additionally, the Dorel Apartments Property includes a 19,097 square foot building leased to Tractor Supply (“Tractor Supply”) with a lease expiration of August 31, 2026 and a building leased to A Child’s Imagination, Inc., a 3,200 square foot day care facility, leased through March 31, 2016.  Tractor Supply has an annual rental rate of $240,000 ($12.57 per square foot) and A Child’s Imagination, Inc. has an annual rental rate of $51,140 ($15.98 per square foot). The Dorel Apartments Property was constructed in three phases: phase I was built in 2010 and consists of 100 units; phase II, which consists of 100 units and the day care facility, were constructed in 2011; and phase III was constructed in 2012 and 2013 and consists of 224 units. The borrower developed all three phases of the Dorel Apartments Property and reports a total cost of construction of $46.7 million. Common area amenities include on-site management, club house, grilling area, two fitness centers and three pool areas. The Dorel Apartments Property contains 731 surface parking spaces, reflecting an overall parking ratio of 1.7 spaces per unit. As of, October 31, 2014, the Dorel Apartments Property was 86.6% occupied.

The following table presents certain information relating to the Dorel Apartments Property:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Allocated Appraised Value	Cut-off Date LTV Ratio	Current Occupancy	No. of Units/SF	Loan per Unit/SF
Apartments(1)	$27,500,000	91.7%	$45,300,000(1)	60.7%(1)	86.6%	424	$64,858(1)
Tractor Supply	$2,500,000	8.3%	$3,400,000	73.5%	100.0%	19,097	$131
Total/Weighted Average	$30,000,000	100.0%	$48,700,000	61.6%

(1)	The 3,200 square foot day care facility is included in the multifamily component.

The following table presents certain information relating to the unit mix of the Dorel Apartments Property:

Unit Mix Summary(1)(2)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom	161	38.0%	652	$763
2 Bedroom	240	56.6%	957	$984
3 Bedroom	23	5.4%	1,162	$1,178
Total/Weighted Average	424	100.0%	852	$911

(1)	Information obtained from the underwritten rent roll.
(2)	The Unit Mix Summary excludes the Tractor Supply and the day care facility.

The following table presents historical occupancy percentages at the Dorel Apartments Property:

Historical Occupancy

12/31/2011(1)(4)(6)	12/31/2012(2)(4)(6)	12/31/2013(3)(4)(6)	10/31/2014(5)(6)
78.5%	95.1%	76.4%	86.6%

(1)	Occupancy is calculated based on only the phase I & II units that were complete as of December 31, 2011. Phase II units began coming on-line between July and December 2011.
(2)
Occupancy is calculated based on only phase I, II and a portion of phase III units that were complete as of December 31, 2012.  Phase III units began coming on-line in October and were completed in December 2013.

(3)	Occupancy is calculated based on the phase, I, II and III units with the phase III construction completed in December 2013.
(4)	Information obtained from the borrower.
(5)	Information obtained from the underwritten rent roll.
(6)	The Historical Occupancy excludes the Tractor Supply and the day care facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Dorel Apartments Property:

Cash Flow Analysis

	2012(1)	2013(3)	T7 Annualized 10/31/2014	U/W		U/W $ per Unit
Base Rent	$2,201,418 (2)	$3,454,895 (2)	$4,583,002 (2)	$4,007,340		$9,451
Grossed Up Vacant Space	0	0	0	625,320		1,475
Concessions	(46,085)	(83,887)	(139,495)	(201,872)		(476)
Other Income	543,244	717,699	736,258	768,084	(4)	1,812
Less Vacancy & Credit Loss	(97,240)	(259,138)	(687,495)	(636,342	)(5)	(1,501)

Effective Gross Income	$2,601,337	$3,829,569	$4,492,270	$4,562,530		$10,761

Total Operating Expenses	$918,668	$1,448,058	$1,711,195	$1,884,341		$4,444

Net Operating Income	$1,682,669	$2,381,511	$2,781,075	$2,678,189		$6,316
Capital Expenditures	0	0	0	110,459		261
Net Cash Flow	$1,682,669	$2,381,511	$2,781,075	$2,567,729		$6,056

NOI DSCR	1.01x	1.43x	1.67x	1.61x
NCF DSCR	1.01x	1.43x	1.67x	1.54x
NOI DY	5.6%	7.9%	9.3%	8.9%
NCF DY	5.6%	7.9%	9.3%	8.6%

(1)	2012 cash flow primarily represents the 200 units from phases I and II, with 64 units from phase III completed and coming on-line in October, November and December 2012.
(2)	Historical Base Rent includes the grossed up rent of vacant units, however historical operating statements did not breakout exact figures.
(3)
2013 cash flow primarily represents the 200 units from phases I and II and a portion of phase III, which was completed in December 2013.  160 phase III units were completed in 2013 with the final 68 units coming on-line in November and December 2013.

(4)
Other Income was underwritten based on the trailing three-months annualized ending October 31, 2014 and also includes $240,000 from the Tractor Supply lease and $51,140 from the A Child’s Imagination, Inc. lease.

(5)	The underwritten economic vacancy is 13.7%. The Dorel Apartments Property was 86.6% physically occupied as of October 31, 2014.

Appraisal. As of the appraisal valuation date of October 29, 2014, the Dorel Apartments Property had an “as-is” appraised value of $48,700,000.

Environmental Matters. According to a Phase I environmental assessment dated November 3, 2014, there was no evidence of any recognized environmental conditions at the Dorel Apartments Property.

Market Overview and Competition. The Dorel Apartments Property is located in Laredo, Texas, which is located approximately 150 miles southwest of the San Antonio central business district (“CBD”) and is located along the United States / Mexico border.  Laredo is located on the north bank of the Rio Grande River and is the only United States city to operate international bridges between two Mexican states.  The neighborhood has recently experienced strong growth with the estimated population within a five-mile radius increasing approximately 33.3% from 2000 to 2014.  The positive growth trend is expected to continue with the estimated population within the same five-mile radius anticipated to increase an additional 6.4% by 2019.  The city of Laredo’s growth is further illustrated by the fact that, in 2013, Laredo’s United Independent School District passed a municipal bond totaling approximately $408.7 million to fund the development of 12 new schools and upgrades to the technology and security across the school district.  In addition to the 14 new schools being built in Laredo, there are currently six elementary schools, two middle schools and one high school located within a five-mile radius of the Dorel Apartments Property.

One of the main area demand drivers in Laredo is the World Trade International Bridge. The bridge, which opened in 2004, caters solely to commercial traffic, eliminating the traffic congestion to the Juarez-Lincoln International Bridge at the terminus of Interstate 35, which provides direct access to the San Antonio CBD.  The World Trade International Bridge is one of four vehicular bridges into Mexico, but the only bridge devoted strictly to commercial traffic.  In 2013, the amount of goods passing through Laredo’s customs district grew to approximately $253.2 billion, which represented a 5.9% increase from 2012 and represents 6.6% of the total trade coming into and out of the United States.  Laredo’s total exports were a record $112.4 billion, which ranked the customs district fifth nationally.  The 2014 estimated population within a one-, three- and five-mile radii of the Dorel Apartments Property was 11,147, 88,727 and 180,870, respectively.  The average household income within the same one-, three- and five-mile radii was $38,228, $40,383 and $40,514, respectively. According to the appraisal, the Dorel Apartments Property is located within the Laredo multifamily submarket, which reported an average occupancy of 94.7% and an average monthly rental rate of $768 per unit for the third quarter 2014.  The appraisal identified a competitive set of five multifamily properties, which exhibit vacancy rates between 1.0% and 8.0%, with an average of approximately 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

The following table presents certain information relating to some comparable multifamily properties for the Dorel Apartments Property:

Competitive Set(1)

	Dorel Apartments (Subject)	Carmel Apartments	Cienega-Linda Apartments	Lago Del Mar	Shiloh Crossing Apartments	Windsor Place Apartments
Location	Laredo, TX	Laredo, TX	Laredo, TX	Laredo, TX	Laredo, TX	Laredo, TX
Distance to Subject	-	10.5 miles	8.6 miles	8.8 miles	8.5 miles	10.9 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	424	360	262	266	156	176
Average Rent (per unit)	$911	$981	$1,017	$935	$1,010	$910
1 Bedroom	$763	$854	$919	$842	$855	$751
2 Bedroom	$984	$1,005	$1,017	$1,060	$1,063	$927
3 Bedroom	$1,178	$1,154	$1,167	$1,239	$1,210	$1,097
Utilities	Not Incl.	Not Incl.	Not Incl.	Not Incl.	Not Incl.	Not Incl.
Total Occupancy	87%	94%	93%	96%	99%	92%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Dorel Laredo Holdings II, LLC, a single purpose entity with one independent director. Jonathan Marcus, Arnold Marcus, David Schuss and Eric Schuss are the guarantors of certain nonrecourse carveouts under the Dorel Apartments Mortgage Loan.

The Sponsor. The sponsors are Jonathan Marcus, Arnold Marcus, David Schuss and Eric Schuss. Messrs. Marcus are principals of The Marcus Organization, Inc., a full service construction management and general contracting firm headquartered in New York.  To date, The Marcus Organization, Inc. has constructed, developed and/or owned over 20.0 million square feet of commercial, industrial, institutional and retail projects valued in excess of $1.0 billion.  Messrs. Schuss owned Bellco Health, a drug distributor, until 2007 when AmerisourceBergen purchased the company for $190.0 million.

Escrows. The loan documents provide for upfront escrows in the amount of $59,375 for real estate taxes, $29,992 for insurance and $9,185 for replacement reserves. The loan documents also provide for ongoing monthly reserves in the amount of $59,372 for taxes, $7,498 for insurance and $9,185 for replacement reserves.

Lockbox and Cash Management. The Dorel Apartments Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all cash revenues and all other monies received into such lockbox account within two business day after receipt.  Prior to a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept to a borrower account.  During a Cash Trap Event Period, the borrower and property manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account will be swept to a lender-controlled cash management account on a daily basis.

A “Cash Trap Event Period” will commence (i) upon the occurrence and continuance of an event of default; or (ii) upon the amortizing debt service coverage ratio falling below 1.20x.  A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; and with respect to clause (ii), upon the date that the amortizing debt service coverage ratio is greater than 1.25x for two consecutive quarters.

Property Management. The Dorel Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Dorel Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release the Tractor Supply property in connection with a partial defeasance, subject to certain conditions, including (i) the principal balance is reduced by 110% of Tractor Supply’s allocated loan amount; (ii) the loan-to-value ratio of the Dorel Apartments Property is no greater than 73.0% following the release; (iii) the net cash flow debt yield of the Dorel Apartments Property is no less than 9.0% following the release; (iv) the lender receives a legal opinion that the release satisfies REMIC requirements; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. At any time, the borrower has the right to incur mezzanine financing that is co-terminous with the Dorel Apartments Mortgage Loan from an approved mezzanine lender (as outlined in the loan documents) subject to the satisfaction of certain conditions, including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; (ii) the combined loan-to-value ratio is not greater than 75.0%; (iii) the combined

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

net cash flow debt yield is not less than 7.0%; and (iv) the receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Dorel Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six month extended period of indemnity.

Windstorm Insurance: The loan documents require windstorm insurance covering the full replacement cost of the Dorel Apartments Property during the loan term. At the time of loan closing, the Dorel Apartments Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Roseville Square

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$28,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$28,000,000			Location:	Roseville, CA
% of Initial Pool Balance:	[ ]%			Size:	218,309 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$128.26
Borrower Name:	RSS Center, LLC			Year Built/Renovated:	1962/2014
Sponsor:	Gus Gianulias			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	January 21, 2015			3rd Most Recent Occupancy (As of)(2):	85.2% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	71.2% (12/31/2012)
Maturity Date:	February 1, 2025			Most Recent Occupancy (As of):	72.1% (12/31/2013)
IO Period:	24 months			Current Occupancy (As of):	74.1% (1/7/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(2):	$3,063,528 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(2):	$2,375,104 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,363,639 (TTM 9/30/2014)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,189,856
				U/W Expenses:	$728,698
				U/W NOI:	$2,460,888
				U/W NCF:	$2,295,020
Escrows and Reserve(1):				U/W NOI DSCR:	1.51x
				U/W NCF DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.8%
Taxes	$0	$0	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$0	$0	NAP	As-Is Appraised Value:	$42,000,000
Replacement Reserves	$4,180	$4,180	NAP	As-Is Appraisal Valuation Date:	December 17, 2014
TI/LC Reserve	$20,000	$20,000	$300,000	Cut-off Date LTV Ratio:	66.7%
Smart & Final Reserve	$2,400,000	$0	NAP	LTV Ratio at Maturity or ARD:	56.4%

(1)	See “Escrows” section
(2)	See “Cash Flow Analysis” section

The Mortgage Loan.  The mortgage loan (the “Roseville Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in Roseville, California (the “Roseville Square Property”).  The Roseville Square Mortgage Loan was originated on January 21, 2015 by Prudential Mortgage Capital Company. The Roseville Square Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 4.130% per annum.  The Roseville Square Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Roseville Square Mortgage Loan matures on February 1, 2025.

Following the lockout period, the borrowers have the right to defease the Roseville Square Mortgage Loan in whole, but not in part, on any date before November 1, 2024.  In addition, Roseville Square Mortgage Loan is prepayable without penalty on or after November 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	100.0%	Loan Payoff	$20,652,637	73.8%
			Closing costs	4,923,183	17.6
			Reserves	2,424,180	8.7
Total Sources	$35,000,830	100.0%	Total Uses	$28,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

The Property. The Roseville Square Property is an anchored retail property comprising approximately 218,309 square feet of rentable area across seven one-story buildings located in Roseville, California, approximately 20.8 miles northeast of Sacramento, California. The Roseville Square Property was built in 1962 and renovated in 2014. The Roseville Square Property is anchored by Trader Joe’s, Sprouts (Grocery Outlet) and Rite Aid. The Roseville Square Property consists of seven parcels, two of which are ground leased from the borrower (AutoZone and a 76 Gas Station). Other national tenants at the Roseville Square Property include Starbucks, Subway, Bank of America and JP Morgan Chase. The Roseville Square Property is located at the intersection of Douglas Boulevard and Harding Boulevard, both of which are four-lane major arterials. As of January 7, 2015, the Roseville Square Property was 74.1% occupied by 27 tenants.

The following table presents certain information relating to the tenancy at the Roseville Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF3)	Occupancy Costs(3)	Lease Expiration Date

Major Tenants
Trader Joe’s	NR/NR/NR	14,000	6.4%	$33.00	$462,000	16.7%	NAV	NAV	10/31/2017(4)
Sprouts(5)	NR/NR/BB-	30,133	13.8%	$12.00	$361,596	13.1%	NAV	NAV	5/31/2021(5)
Rite Aid	BB/B2/B	20,714	9.5%	$16.50	$341,781	12.4%	NAV	NAV	5/31/2027(6)
Total Major Tenants		64,847	29.7%	$17.97	$1,165,377	42.2%

Non-Major Tenants		96,819	44.3%	$16.50	$1,597,721	57.8%

Occupied Collateral Total		161,666	74.1%	$17.09	$2,763,098	100.0%

Vacant Space		56,643	25.9%

Collateral Total		218,309(7)	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2015.
(3)	Tenants were not required to report Sales PSF.
(4)	Trader Joe’s has two, 10-year renewal options.
(5)
Sprouts subleases its space from Grocery Outlet. The Annual U/W Base Rent PSF, Annual U/W Base Rent and Lease Expiration Date are based off the Grocery Outlet lease terms. Sprouts sublease is coterminous with the parent lease and requires annual rent payments of $240,000. Grocery Outlet has four, 5-year renewal options. Sprouts, which is currently subleasing the Grocery Outlet space, does not have the right to exercise any renewal options.

(6)	Rite Aid has two, 10-year renewal options.
(7)	Collateral Total square footage includes 7,500 square feet attributed to Conoco Philips which ground leases their space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

The following table presents certain information relating to the lease rollover schedule at the Roseville Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	13,874	6.4%	13,874	6.4%	$60,000	$4.32
2015	2	6,314	2.9%	20,188	9.2%	$123,089	$19.49
2016	8	20,555	9.4%	40,743	18.7%	$495,165	$24.09
2017	3	16,785	7.7%	57,528	26.4%	$512,928	$30.56
2018	1	900	0.4%	58,428	26.8%	$33,626	$37.36
2019	2	8,804	4.0%	67,232	30.8%	$175,486	$19.93
2020	2	7,185	3.3%	74,417	34.1%	$168,116	$23.40
2021	3	40,133	18.4%	114,550	52.5%	$519,503	$12.94
2022	1	13,020	6.0%	127,570	58.4%	$143,220	$11.00
2023	0	1,087	0.5%	128,657	58.9%	$31,136	$28.64
2024	0	0	0.0%	128,657	58.9%	$0	$0.00
2025	1	4,795	2.2%	133,452	61.1%	$69,048	$14.40
Thereafter	2	28,214	12.9%	161,666	74.1%	$431,781	$15.30
Vacant	0	56,643	25.9%	218,309	100.0%	$0	$0.00
Total/Weighted Average	27	218,309	100.0%			$2,763,098	$17.09

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Roseville Square Property:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)(2)	12/31/2013(1)	1/7/2015(3)
85.2%	71.2%	72.1%	74.1%

(1)	Information obtained from the borrower.
(2)	The decrease in occupancy from 2011 to 2012 is primarily due to two larger tenants vacating the Roseville Square Property. The borrower is currently in negotiations to replace 28,000 square feet of the vacated space. A $2,400,000 holdback (the “Smart & Final Reserve”) has been put in place by the lender in connection with this space.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Roseville Square Property:

Cash Flow Analysis

	2012(1)	2013(1)	TTM 9/30/2014	U/W	U/W $ per SF
Base Rent	$3,270,922	$2,626,426	$2,655,869	$2,763,098	$12.66
Grossed Up Vacant Space	0	0	0	942,029	4.32
Total Reimbursables	477,545	457,925	461,335	682,641	3.13
Other Income	10,080	14,753	157	0	0.00
Less Vacancy & Credit Loss	0	0	0	(1,197,911)(2)	(5.49)
Effective Gross Income	$3,758,547	$3,099,104	$3,117,362	$3,189,856	$14.61

Total Operating Expenses	$695,018	$724,000	$753,722	$728,968	$3.34

Net Operating Income	$3,063,528	$2,375,104	$2,363,639	$2,460,888	$11.27
TI/LC	0	0	0	115,657	0.53
Reserves for Replacements	0	0	0	50,211	0.23
Net Cash Flow	$3,063,528	$2,375,104	$2,363,639	$2,295,020	$10.51

NOI DSCR(3)	1.88x	1.46x	1.45x	1.51x
NCF DSCR(3)	1.88x	1.46x	1.45x	1.41x
NOI DY(3)	10.9%	8.5%	8.4%	8.8%
NCF DY(3)	10.9%	8.5%	8.4%	8.2%

(1)
The decrease in NOI from 2011 to 2012 is due primarily to two larger tenants vacating the Roseville Square Property. The borrower is currently in negotiations to replace 28,000 square feet of the vacated space. A $2,400,000 holdback (the “Smart & Final Reserve”) has been put in place by the lender and will be released to the borrower upon satisfaction of certain conditions set forth in the loan agreement (see “Escrows” section).

(2)	The underwritten economic vacancy is 27.3%. The Roseville Square Property was 74.1% physically occupied as of January 7, 2015.
(3)
The Roseville Square Mortgage Loan includes a $2,400,000 reserve which will be released to the borrower upon satisfaction of certain conditions set forth in the loan agreement (see “Escrows” section). The NOI DSCR, NCF DSCR, NOI DY and NCF DY are based upon a $28,000,000 whole loan amount.

Appraisal.  As of the appraisal valuation date of December 17, 2014, the Roseville Square Property had an “as-is” appraised value of $42,000,000 and a stabilized value of $45,000,000.

Environmental Matters.  According to a Phase I environmental report dated October 22, 2014, there was known contamination from the on-site gas station. The responsible party, Chevron, is remediating the site under direction from the Regional Water Quality Control Board. The environmental engineering recommended no further action for this issue.

Market Overview and Competition.  The Roseville Square Property is located in the Sacramento, California metropolitan statistical area (“MSA”). Sacramento’s economy benefits from its geographic location near the Bay Area technology sector and California’s Central Valley area where food production is a major demand driver in the region. A network of highways connects Sacramento to the Bay Area and California’s Central Valley regions. These advantages enable the metro area to attract investment from food producers and technology companies, the source of the large manufacturing job gains Sacramento posted in 2014. Factory payrolls in Sacramento have risen by 3.4% since the start of 2014, while they have fallen by 0.2% in California over the same period. The top employers in the Sacramento MSA are University of California Davis, University of California Davis Health System, Kaiser Permanente, Sutter Health Sacramento Sierra Region, Intel Corp., and Dignity Health.

The Roseville Square Property is located in the Roseville, California submarket, approximately 20.0 miles northeast of the Sacramento central business district. The 2014 estimated population within a three and five mile radius of the Roseville Square Property was approximately 105,961 and 279,668 respectively. In 2014, the median household income within the same three and five mile radii was approximately $60,305 and $64,379, respectively. According to the appraisal, daily traffic counts in 2012 were approximately 39,362 along Douglas Boulevard and approximately 20,699 along Harding Boulevard.

As of the third quarter of 2014, there was a total of approximately 14.3 million square feet of retail space located in the Roseville/Rocklin retail submarket. During the same period, the submarket exhibited a vacancy rate of 8.6% and experienced net absorption of approximately 75,190 square feet. Neighborhood centers and community shopping centers exhibited vacancy rates of 11.7% and 5.6% respectively as of the second quarter of 2014. During the same period, the asking rent for neighborhood centers and community shopping centers were $20.32 and $23.80 per square foot, triple net, respectively. The Roseville Square Property is classified as a community shopping center according to the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

The following table presents certain information relating to some comparable retail properties provided in the appraisal for the Roseville Square Property:

Competitive Set(1)

	Roseville Square (Subject)	Rivergate Shopping Center	Riverside Plaza II	Sierra Oaks Plaza	Laguna 99 Shopping Center	Taylor Shopping Center
Market	Roseville, CA	Rancho Cordova, CA	Sacramento, CA	Granite Bay, CA	Elk Grove, CA	Sacramento, CA
Distance from Subject	--	10.1 miles	25.4 miles	3.1 miles	26.6 miles	12.5 miles
Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center
Year Built/Renovated	1962/2014	1976/2013	1979/NAP	1987/NAP	1991/NAP	1980/2004
Anchors	Trader Joe’s, Sprouts, Rite Aid	Smart & Final Extra	Grocery Outlet	Wal-Mart	Wal-Mart	Wal-Mart
Total GLA	218,309 SF	141,689 SF	39,430 SF	45,411 SF	205,800 SF	90,077 SF
Total Occupancy	74.1%	74.0%	100.0%	100.0%	100.0%	87.0%

(1)           Information obtained from the appraisal.

The Borrowers.  The borrower is RSS Center, LLC, a single member Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Roseville Square Mortgage Loan. The sole member is Roseville Square, LLC, which is controlled and majority owned by Gus Gianulias and Julie M. Gianulias Family Revocable Trust.  Gus Gianulias is the guarantor of certain nonrecourse carveouts under the Roseville Square Mortgage Loan.

The Sponsor.  The sponsor is Gus Gianulias. Mr. Gianulias has 51 years of real estate development and management experience. He has managed/developed nine retail properties, four office buildings, one medical building, two office parks, an industrial rezone project, four master-planned communities, a winery, a golf course and a Hawaiian coffee plantation. Mr. Gianulias founded Gianulias Property Management Company in 1990, which manages over one million square feet of commercial, retail and office space.

Escrows.  The loan documents provide for upfront escrows in the amount of $4,180 for replacement reserves, $20,000 for tenant improvement and leasing commissions, and $2,400,000 for the Smart & Final reserve. The loan documents provide for monthly escrows in the amount of $4,180 for replacement reserves and $20,000 for tenant improvements and leasing commissions for the first 24 months and $12,000 per month thereafter, subject to a cap of $300,000. If the Smart & Final lease has been signed and the tenant is in occupancy and has commenced full rent payments, then tenant improvements and leasing commissions reserve payments will be suspended unless the debt service coverage ratio falls below 1.45x.

The Roseville Square Mortgage Loan has a principal amount of $28,000,000, including an initial reserve of $2,400,000 for Smart & Final (the “Smart & Final reserve”). The release requirements for the Smart & Final reserve are as follows: (1) the borrower delivers to the lender a signed lease with Smart & Final, or a replacement tenant satisfactory to the lender, with the following minimum lease terms: (a) lease term of no less than 15 years; (b) base rent of no less than $17.00 per square foot triple net; (c) net rentable area of no less than 25,000 square feet; (2) such tenant is in occupancy, open for business and has commenced rent payments; (3) all landlord delivery and build-out obligations under the lease have been satisfied; (4) receipt of an estoppel from the tenant confirming (2) and (3); (5) the Roseville Square Mortgage Loan has a debt service coverage ratio no less than 1.45x; and (6) immediate repairs identified in the property condition report have been complete.

Lockbox and Cash Management.  The Roseville Square Loan requires a lender-controlled lockbox account, which is already in place. Prior to the occurrence of a Cash Management Period (as defined below), all funds are directly deposited into the borrower’s account. During a Cash Management Period, all funds are swept into a lender controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar month, (iii) a Trader Joe’s Trigger Event (as defined below) or a Grocery Outlet Trigger Event (as defined below).

A “Cash Management Period” will be cured: with regard to clause (i) when such event of default has been cured; with regard to clause (ii) when the amortizing debt service coverage ratio is greater than or equal to 1.25x for the two prior consecutive calendar quarters; with regard to clause (iii), upon the occurrence of a Trader Joe’s Trigger Event Cure (as defined below); and with regard to clause (iv), upon the occurrence of a Grocery Outlet Trigger Event Cure (as defined below).

A “Trader Joe’s Trigger Event” is defined as (i) the date five calendar months prior to the expiration of the term of the Trader Joe’s lease or (ii) the date on which Trader Joe’s has vacated its space. A Trader Joe’s Trigger Event will end upon Trader Joe’s lease renewal or the space being occupied by Trader Joe’s being fully released at no less than market rent for a term of at least five years and such tenant being in occupancy and commencing full rent payments (“Trader Joe’s Trigger Event Cure”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

A “Grocery Outlet Trigger Event” is defined as (i) the date five calendar months prior to the expiration of the term of the Grocery Outlet lease or (ii) the date on which Grocery Outlet has vacated its space. A Grocery Outlet Trigger Event will end upon Grocery Outlet lease renewal or the space being occupied by Grocery Outlet being fully released at no less than market rent for a term of at least five years and such tenant being in occupancy and commencing full rent payments (“Grocery Outlet Trigger Event Cure”).

Property Management. The Roseville Square Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the Roseville Square Property; provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance.  The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Roseville Square Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 44 Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$26,430,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$26,430,000			Location:	Poughkeepsie, NY
% of Initial Pool Balance:	[ ]%			Size:	167,686 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$157.62
Borrower Name:	Capstone Plaza 44 LLC			Year Built/Renovated:	1972/2001
Sponsors:	Mitch D. Adelstein, Brad Gillman, Robert Freidberg			Title Vesting:	Fee
Mortgage Rate:	4.310%			Property Manager:	Self-managed
Note Date:	December 31, 2014			3rd Most Recent Occupancy (As of):	94.1% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	96.6% (12/31/2012)
Maturity Date:	January 1, 2025			Most Recent Occupancy (As of):	96.1% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of):	96.1% (11/6/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,135,628 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,280,033 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,350,650 (TTM 10/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine			U/W Revenues:	$3,866,636
				U/W Expenses:	$1,525,053
				U/W NOI:	$2,341,582
				U/W NCF:	$2,139,964
Escrows and Reserve(2):				U/W NOI DSCR(1):	1.49x
				U/W NCF DSCR(1):	1.36x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	8.9%
Taxes	$155,518	$51,839	NAP	U/W NCF Debt Yield(1):	8.1%
Insurance	$18,901	$9,451	NAP	As-Is Appraised Value:	$37,000,000
Replacement Reserves	$2,790	$2,790	$100,200	As-Is Appraisal Valuation Date:	December 1, 2014
TI/LC Reserve	$14,000	$14,000	$840,000	Cut-off Date LTV Ratio(1):	71.4%
Deferred Maintenance	$22,619	$0	NAP	LTV Ratio at Maturity or ARD(1):	65.2%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the 44 Plaza Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $3,600,000. All LTV, DSCR, Debt Yield and Cut-off date Principal Balance Per SF numbers shown in the chart above are based solely on the 44 Plaza Mortgage Loan. As of the Cut-off Date, the combined LTV Ratio is 81.2%, the combined U/W NCF DSCR is 1.09x, and the combined U/W NCF Debt Yield is 7.1%.

(2)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “44 Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in Poughkeepsie, New York (the “44 Plaza Property”).  The 44 Plaza Mortgage Loan was originated on December 31, 2014 by Prudential Mortgage Capital Company. The 44 Plaza Mortgage Loan had an original principal balance of $26,430,000, has an outstanding principal balance as of the Cut-off Date of $26,430,000 and accrues interest at an interest rate of 4.310% per annum.  The 44 Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The 44 Plaza Mortgage Loan matures on January 1, 2025.

Following the lockout period, the borrowers have the right to defease the 44 Plaza Mortgage Loan in whole, but not in part, on any date before October 1, 2024.  In addition, 44 Plaza Mortgage Loan is prepayable without penalty on or after October 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$26,430,000	75.5%	Purchase price	$34,250,000	97.9%
Sponsor new cash contribution	4,970,830	14.2	Closing costs	537,002	1.5
Mezzanine loan amount	3,600,000	10.3	Reserves	213,828	0.6
Total Sources	$35,000,830	100.0%	Total Uses	$35,000,830	100.0%

The Property. The 44 Plaza Property is an anchored retail property comprising 167,686 square feet of rentable area and located in Poughkeepsie, New York. The 44 Plaza Property was built in 1972, renovated in 2001, and is comprised of seven buildings and 25 tenant suites. The 44 Plaza Property is anchored by an approximately 69,449 square foot Stop & Shop Supermarket. The 44 Plaza Property also includes inline tenant suites, two outparcels and a Stop & Shop gas station with six pumps. The 44 Plaza Property is located at the northeast corner of Burnett Boulevard and US Route 44, a major east-west thoroughfare. The 44 Plaza Property is served by the city of Poughkeepsie bus system and is a featured stop on the “Shoppers Special” bus route, with hourly stops Monday through Friday. The Main Street bus route makes hourly stops daily. As of November 6, 2014, the 44 Plaza Property was 96.1% occupied by 22 tenants.

The following table presents certain information relating to the tenancy at the 44 Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Costs	Lease Expiration Date

Major Tenants
Stop & Shop Supermarket	NR/NR/NR	69,449	41.4%	$21.47	$1,491,070	58.0%	$619	4.6%(3)	12/31/2020
Key Bank	A-/Baa1/BBB+	2,838	1.7%	$56.38	$160,000	6.2%	NAV	NAV	7/31/2028
Big Lots	NR/NR/BBB-	32,640	19.5%	$4.63	$151,123	5.9%	$126	7.7%(3)	1/31/2017
Dollar Tree	NR/NR/NR	11,100	6.6%	$10.50	$116,550	4.5%	NAV	NAV	9/30/2021
Goodyear Tire	B/B1/BB-	8,300	4.9%	$13.25	$110,000	4.3%	$200	8.2%(4)	1/31/2018
Total Major Tenants		124,327	74.1%	$16.32	$2,028,743	78.9%

Non-Major Tenants		36,858	22.0%	$14.69	541,589	21.1%

Occupied Collateral Total		161,185	96.1%	$15.95	$2,570,332	100.0%

Vacant Space		6,501	3.9%

Collateral Total		167,686	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2015.
(3)	Occupancy Costs for Stop & Shop Supermarket are based on the Annual U/W Base Rent, trailing-twelve month December 31, 2013 reimbursements and sales.
(4)	Occupancy Costs for Big Lots and Goodyear Tire are based on the Annual U/W Base Rent, trailing-twelve month December 31, 2013 reimbursements and January 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

The following table presents certain information relating to the lease rollover schedule at the 44 Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	3,453	2.1%	3,453	2.1%	$51,778	$15.00
2016	2	2,916	1.7%	6,369	3.8%	$57,696	$19.79
2017	5	42,399	25.3%	48,768	29.1%	$314,297	$7.41
2018	4	16,880	10.1%	65,648	39.1%	$212,502	$12.59
2019	2	3,705	2.2%	69,353	41.4%	$56,635	$15.29
2020	2	71,384	42.6%	140,737	83.9%	$1,511,070	$21.17
2021	1	11,100	6.6%	151,837	90.5%	$116,550	$10.50
2022	1	2,880	1.7%	154,717	92.3%	$43,574	$15.13
2023	0	0	0.0%	154,717	92.3%	$0	$0.00
2024	1	630	0.4%	155,347	92.6%	$14,490	$23.00
2025	0	0	0.0%	155,347	92.6%	$0	$0.00
Thereafter	2	5,838	3.5%	161,185	96.1%	$191,740	$32.84
Vacant	0	6,501	3.9%	167,686	100.0%	$0	$0.00
Total/Weighted Average	22	167,686	100.0%			$2,570,332	$15.95

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 44 Plaza Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	11/6/2014 (2)
94.1%	96.6%	96.1%	96.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 44 Plaza Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014	U/W	U/W $ per SF
Base Rent	$2,378,409	$2,462,946	$2,556,559	$2,570,332	$15.33
Grossed Up Vacant Space	0	0	0	136,521	0.81
Total Reimbursables	687,717	750,237	851,810	1,363,290	8.13
Other Income	0	11,000	0	0	0.00
Less Vacancy & Credit Loss	(1,661)	(3,834)	(1,464)	(203,507)(1)	(1.21)
Effective Gross Income	$3,064,465	$3,220,349	$3,406,905	$3,866,636	$23.06

Total Operating Expenses	$928,837	$940,316	$1,056,255	$1,525,053	$9.09

Net Operating Income	$2,135,628	$2,280,033	$2,350,650	$2,341,582	$13.96
TI/LC	0	0	0	168,081	1.00
Reserves for Replacements	0	0	0	33,537	0.20
Net Cash Flow	$2,135,628	$2,280,033	$2,350,650	$2,139,964	$12.76

NOI DSCR	1.36x	1.45x	1.50x	1.49x
NCF DSCR	1.36x	1.45x	1.50x	1.36x
NOI DY	8.1%	8.6%	8.9%	8.9%
NCF DY	8.1%	8.6%	8.9%	8.1%

(1)	The underwritten economic vacancy is 5.0%. The 44 Plaza Property was 96.1% physically occupied as of November 6, 2014.

Appraisal.  As of the appraisal valuation date of December 1, 2014, the 44 Plaza Property had an “as-is” appraised value of $37,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

Environmental Matters.  The Phase I environmental report dated December 8, 2014 identified four recognized environmental conditions at the 44 Plaza Property which are further described herein:

(i)There is one 12,000-gallon, gasoline underground storage tank (“UST”) and one 8,000-gallon, gasoline UST associated with the Stop & Shop gas station. Both tanks were installed in April 2002 and are double-walled, fiberglass reinforced plastic with electronic monitoring leak detection. There is an automatic overfill shut-off. Associated piping is also double-walled fiberglass reinforced plastic with electronic monitoring leak detection. Both tanks are registered with the NYSDEC and a Petroleum Bulk Storage Certificate was issued on March 30, 2012 and expires May 8, 2017. Although the gasoline USTs are considered to represent a recognized environmental condition, given the functioning electronic leak detection system, no further assessment of these USTs is deemed necessary at this time.

(ii)A former drycleaner tenant with the use of perchloroethylene operated at the 44 Plaza Property in the 1970s and 1980s and possibly into early 1990s. The past drycleaner operations and storage practices are unknown. There is no additional information addressing the potential subsurface impact from the historical drycleaner operations. Since these activities were conducted during an era in which the use and disposal of hazardous materials was largely unregulated, there is potential for the release of hazardous materials, which represents a recognized environmental condition.

(iii)Two former heating oil USTs were located on the 44 Plaza Property in 1989. No further information, including closure documentation, relating to these two former USTs was available. There is potential for these two former USTs to have impacted the subsurface condition at the 44 Plaza Property and they are considered to represent recognized environmental conditions.

(iv)Five hydraulic lifts with in-ground hydraulic oil tanks are located in the Goodyear Tire space. Based upon the estimated age of installations (early 1970s), these lift systems may contain polychlorinated biphenyl in hydraulic fluids. No information regarding the structural integrity of the existing hydraulic lifts with in-ground tanks or their maintenance and replacement was available. An area of former oil/grease trap was observed sealed. The former oil/grease trap is presumed to have been used at this location from the 1970s to the late 1990s. The structural integrity of the belowground oil/grease trap is unknown. There is potential for subsurface impacts from the hydraulic lifts with in-ground tanks and the former oil/grease trap. The hydraulic lifts with in-ground tanks and the former oil/grease trap are considered to represent recognized environmental conditions.

An environmental insurance policy with an aggregate limit of $5,000,000 has been provided in lieu of environmental indemnity or a potential Phase II assessment. The environmental insurance policy covers three times the environmental engineer’s estimate of mitigation costs of $1,250,000. The policy has a ten year term.

Market Overview and Competition.  The 44 Plaza Property is located in the Poughkeepsie-Newburgh-Middletown, New York metropolitan statistical area. The region is an intermodal transportation center, with Stewart International Airport located 25.3 miles north of the 44 Plaza Property in Newburgh and rail access is provided via the New Jersey Transit and Metro-North Railroad. In addition, the area also features an extensive highway system and bus system comprised of the Poughkeepsie Transit System and the Dutchess County LOOP bus system. IBM is one of the largest employers in the region with roughly 11,000 employees. The 44 Plaza Property is situated along Dutchess Turnpike (Route 44), a major east-west thoroughfare. As of 2015, the estimated population within a three and five mile radius is 61,534 and 100,513 respectively. The estimated median household income within the same three and five-mile radii is $49,466 and $60,878 respectively.

The 44 Plaza Property is located in the Poughkeepsie retail submarket which contains approximately 4.2 million square feet of retail space as of the third quarter of 2014. Over the past five years, the submarket inventory increased by 1.0% and was accompanied by a positive 3.4% absorption and a 2.7% decrease in the vacancy rate. From the fourth quarter of 2013 through the third quarter of 2014, the retail submarket vacancy decreased from 7.5% to 6.9% with rents decreasing slightly from $13.33 to $13.14 per square foot on a triple net basis.

The following table presents certain information relating to some comparable retail properties provided in the appraisal for the 44 Plaza Property:

Competitive Set(1)

	44 Plaza (Subject)	Cosentino Commerce Center	Vista Technology Campus	Somers Commons	Hackensack Shopping Center	Wallington Plaza
Market	Poughkeepsie, NY	Commack, NY	Slingerlands, NY	Baldwin Place, NY	Hackensack, NJ	Wallington, NJ
Distance from Subject	--	69.0 miles	65.2 miles	25.5 miles	55.0 miles	74.8 miles
Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center
Year Built/Renovated	1972/2001	1999/NAP	2012/NAP	2002/NAP	1963/NAP	1979/NAP
Anchors	Stop & Shop, Big Lots, Dollar Tree	Shop Rite	Shop Rite	Stop & Shop	Pathmark	Shop Rite
Total GLA	167,686 SF	90,000 SF	65,000 SF	135,000 SF	173,887 SF	84,000 SF
Total Occupancy	96%	80%	100%	77%	96%	84%

(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

The Borrowers.  The borrower is Capstone Plaza 44 LLC, a single member Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 44 Plaza Mortgage Loan.  The sole member and mezzanine borrower is Capstone Poughkeepsie Mezz Investors, LLC.  Mitchell D. Adelstein, Robert Freidberg and Brad Gillman are guarantors of certain nonrecourse carveouts under the 44 Plaza Mortgage Loan.

The Sponsor.  The sponsors are Mitchell D. Adelstein, Robert Freidberg and Brad Gillman. Mr. Adelstein, Mr. Freidberg and Mr. Gillman are managing partners of Capstone Realty Group (“Capstone”). Capstone was founded in 1998 to acquire, renovate, and develop properties in the New York metropolitan area. Since then, Capstone has completed 22 real estate transactions, comprising over 3.5 million square feet and has $500.0 million of total capitalization. Capstone currently owns and manages over 2.5 million square feet of office and retail properties in Northern New Jersey, Long Island, Westchester, Pennsylvania and Ohio.

Escrows.  The loan documents provide for upfront reserves in the amount of $155,518 for taxes, $18,901 for insurance, $2,790 for replacement reserves, $22,619 for deferred maintenance, and $14,000 for tenant improvement and leasing commissions. The loan documents provide for monthly escrows in the amount of $51,839 for taxes, $9,451 for insurance, $2,790 for replacement reserves, subject to a cap of $100,200 and $14,000 for tenant improvements and leasing commissions, subject to a cap of $840,000.

Lockbox and Cash Management.  The 44 Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower daily. During a Cash Management Period, all funds are swept into a lender controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the occurrence and continuance of a mezzanine loan event of default or (iii) a Stop & Shop Trigger Event (as defined below). A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, and with regard to clause (ii), upon a Stop & Shop Trigger Event Cure (as defined below).

A “Stop & Shop Trigger Event” is defined as the date 12 calendar months prior to the expiration of the term of the Stop & Shop Lease, including any renewal options exercised.

A “Stop & Shop Trigger Event Cure” is will occur upon (i) either (a) Stop & Shop has renewed or extended the Stop & Shop lease in accordance to the terms set forth in the loan documents, or (b) an Acceptable Tenant Event occur (as defined below) and (ii) the lender determines the funds held in the Stop & Shop reserve are sufficient to satisfy all tenant improvement and leasing commission obligations that are required by said renewal or extension or new lease.

An “Acceptable Tenant Event” is defined as such time that (i) one or more tenant have leased and taken possession of the entire space previously occupied by Stop & Shop under terms in accordance with the terms set forth in the loan agreement, when taken as a whole, the rental terms must be no less than the terms set forth in the Stop & Shop Lease; (ii) each such tenant is in occupancy, open for business and has commenced rent payments; (iii) all landlord delivery and buildout obligations under the lease have been satisfied; (iv) receipt of an estoppel from the tenant confirming (ii) and (iii); (v) no default has occurred and is then continuing under such lease.

Property Management. The 44 Plaza Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the 44 Plaza Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness. Prudential Mortgage Capital Company, LLC (the “44 Plaza Mezzanine Lender”) has originated a $3,600,000 mezzanine loan (the “44 Plaza Mezzanine Loan”) to Capstone Poughkeepsie Mezz Investors, LLC, a Delaware limited liability company that directly owns 100.0% of the 44 Plaza Mortgage Loan borrower. The 44 Plaza Mezzanine Loan accrues interest at an interest rate of 10.500% per annum and is interest-only for the first 24 payments and, thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 44 Plaza Mezzanine Loan matures on January 1, 2025.

Terrorism Insurance.  The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 44 Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 - One and Two Summit Square Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Walker & Dunlop Commercial Property Funding, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various-See Table
Original Principal Balance:	$26,000,000			Specific Property Type:	Various–See Table
Cut-off Date Principal Balance:	$26,000,000			Location:	Langhorne, PA
% of Initial Pool Balance:	[ ]%			Size:	139,615 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$186.23
Borrower Names:	Summit Square Associates; Two Summit Associates, L.P.			Year Built/Renovated:	Various-See Table
Sponsors:	Carol Anne Gigliotti; Ron Gigliotti			Title Vesting:	Fee/Leasehold
Mortgage Rate:	4.990%			Property Manager:	Self-managed
Note Date:	January 12, 2015			3rd Most Recent Occupancy (As of):	93.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.2% (12/31/2013)
Maturity Date:	February 1, 2025			Most Recent Occupancy (As of):	93.2% (12/31/2013)
IO Period:	24 months			Current Occupancy (As of):	95.2% (12/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,433,169 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,661,023 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of)(2):	$2,841,801 (TTM 9/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	NAP
Additional Debt Type:	NAP
Escrows and Reserves(1):				U/W Revenues: U/W Expenses:	$3,600,270 $1,043,070
Type:	Initial	Monthly	Cap (If Any)	U/W NOI(2):	$2,557,200
Taxes	$196,302	$39,260	NAP	U/W NCF:	$2,364,400
Insurance	$24,367	$4,059	NAP	U/W NOI DSCR:	1.53x
Replacement Reserve	$0	$2,109	NAP	U/W NCF DSCR:	1.41x
TI/LC Reserve	$125,317	$14,050	NAP	U/W NOI Debt Yield:	9.8%
Free Rent Reserve	$71,383	$0	NAP	U/W NCF Debt Yield:	9.1%
Additional Collateral	$860,000	$0	NAP	As-Is Appraised Value:	$41,500,000
Environmental Reserve	$2,500	$0	NAP	As-Is Appraisal Valuation Date:	November 7, 2014
Deferred Maintenance	$27,500	$0	NAP	Cut-off Date LTV Ratio	62.7%
Sponsor Litigation Reserve	$125,000	$0	NAP	LTV Ratio at Maturity or ARD:	54.2%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “One and Two Summit Square Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 118,666 square foot anchored retail property and the leasehold interest in a 20,949 square foot mixed use property located in Langhorne, Pennsylvania (the “One and Two Summit Square Portfolio Properties”). The One and Two Summit Square Portfolio Mortgage Loan was originated on January 12, 2015 by Walker & Dunlop Commercial Property Funding I WF, LLC. The One and Two Summit Square Portfolio Mortgage Loan has an original principal balance of $26,000,000, has an outstanding principal balance as of the Cut-off Date of $26,000,000 and accrues interest at an interest rate of 4.990% per annum. The One and Two Summit Square Portfolio Mortgage Loan has an initial term of 120 months as of Cut-off Date, requires interest-only payments for the first 24 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The One and Two Summit Square Portfolio Mortgage Loan matures on February 1, 2025.

Following the lockout period, the borrowers have the right to defease the One and Two Summit Square Portfolio Mortgage Loan in whole, but not in part, on any date before November 1, 2024. In addition, the One and Two Summit Square Portfolio Mortgage Loan is prepayable without penalty on or after November 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$26,000,000	100.0%	Loan payoff(1)	$23,097,062	88.8%
			Closing costs	710,797	2.7
			Reserves	1,432,369	5.5
			Return of equity	759,772	2.9
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)    The One Summit Square Property was previously securitized in the JPMCC 2007-CB19 transaction.

The Properties. The One and Two Summit Square Portfolio Properties comprise a 118,666 square foot anchored retail property and a 20,949 square foot mixed use property located in Langhorne, Pennsylvania.

The One Summit Square property is a five building, grocery-anchored retail center containing 118,666 square feet and situated on 15.3 acres located in Langhorne, Pennsylvania. The One Summit Square property was built in 1980 and reconfigured in 2009-2010 as a result of the relocation of Rite Aid and an expansion by Giant Food Stores, Inc. (“Giant”). Rite Aid moved to a newly constructed out-parcel located within the One Summit Square property. At the same time, the connection between Giant and the rest of the shopping center was demolished, allowing Giant to expand from approximately 33,000 square feet to 58,677 square feet. The One Summit Square property is 94.3% leased by 24 tenants.

The Two Summit Square property is a 20,949 square foot two-story building constructed in 2008 and situated on a 0.7 acre parcel.  The Two Summit Square property contains four retail tenants which occupy a total of 11,174 square feet (53.3% of the net rentable square feet) and one office tenant which occupies a total of 9,775 square feet (46.7% of net rentable square feet). The office space consists of the 9,775 square foot space currently leased to Customers Bank through May 31, 2017. The Customers Bank office space, along with the 2,043 square foot Salon Gregory, occupy the second floor, while the ground floor is occupied by three other retail tenants.  The Two Summit Square property is 100.0% leased and occupied by five tenants.

The following table presents certain information relating to the One and Two Summit Square Portfolio Properties:

Property Name	Property Type	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut- off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)
One Summit Square	Retail	Anchored	$22,200,000	85.4%	94.3%(1)	1980/2010	118,666
Two Summit Square	Mixed Use	Retail/Office	$3,800,000	14.6%	100.0%	2008/NAP	20,949
Total/Weighted Average			$26,000,000	100.0%	95.2%		139,615

(1)
Occupancy for the One Summit Square property includes the Massage Envy tenant.  The anticipated lease commencement is April 1, 2015, the anticipated date that the landlord will deliver the premises to the tenant.  Massage Envy is expected to open during the third quarter of 2015.

The following table presents certain information relating to the tenancy at the One and Two Summit Square Portfolio Properties:

Major Tenants
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Costs(2)	Lease Expiration Date
Anchor Tenant
Giant Food Stores(3)	BBB/Baa3/BBB	58,677	42.0%	$18.25	$1,070,855	36.2%	NAV	NAV	9/30/2019
Total Anchor Tenants		58,677	42.0%	$18.25	$1,070,855	36.2%

Major Tenants
Customers First Bank(3)	NR/NR/NR	12,175	8.7%	$22.05	$268,477	9.1%	NAV	NAV	Various
Rite Aid Store 11109(4)	B/Caa1/B+	11,186	8.0%	$21.46	$240,000	8.1%	NAV	NAV	10/30/2029
Mt Fuji Japanese Steakhouse	NR/NR/NR	5,177	3.7%	$24.86	$128,700	4.4%	NAV	NAV	7/31/2019
CMP Junior Deli	NR/NR/NR	4,000	2.9%	$29.85	$119,400	4.0%	NAV	NAV	4/30/2017
Massage Envy(5)	NR/NR/NR	4,000	2.9%	$25.00	$100,000	3.4%	NAV	NAV	3/31/2025
Einstein/ Noah Bagel Corp.	NR/NR/B+	3,083	2.2%	$28.41	$87,595	3.0%	NAV	NAV	11/30/2016
Total Major Tenants		39,621	28.4%	$23.83	$944,172	31.9%
Non-Major Tenants		34,557	24.8%	$27.25	$941,724	31.8%

Occupied Collateral Total		132,855	95.2%	$22.26	$2,956,751	100.0%
Vacant Space		6,760	4.8%
Collateral Total		139,615	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenants are not required to report sales figures.
(3)	Giant Food Stores has eight, five year lease extension options remaining.
(4)	Rite Aid can terminate its lease at any time with 180 days’ notice. Such termination would result in a cash flow sweep as required under the loan documents.
(5)
The Massage Envy lease expiration date is estimated based on a lease commencement of April 1, 2015, the anticipated date that the landlord will deliver the premises to the tenant. Massage Envy is expected to open during the third quarter of 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the One and Two Summit Square Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	2,770	2.0%	2,770	2.0%	$75,836	$27.38
2016	4	6,983	5.0%	9,753	7.0%	$192,835	$27.61
2017	5	19,365	13.9%	29,118	20.9%	$481,899	$24.89
2018	4	8,590	6.2%	37,708	27.0%	$221,537	$25.79
2019	7	71,918	51.5%	109,626	78.5%	$1,421,264	$19.76
2020	1	800	0.6%	110,426	79.1%	$22,496	$28.12
2021	2	3,643	2.6%	114,069	81.7%	$96,036	$26.36
2022	0	0	0.0%	114,069	81.7%	$0	$0.00
2023	2	3,600	2.6%	117,669	84.3%	$104,848	$29.12
2024	0	0	0.0%	117,669	84.3%	$0	$0.00
2025	1	4,000	2.9%	121,669	87.2%	$100,000	$25.00
Thereafter	1	11,186	8.0%	132,855	95.2%	$240,000	$21.46
Vacant	0	6,760	4.8%	139,615	100.0%	$0	$0.00
Total/Weighted Average	29	139,615	100.0%			$2,956,751	$22.25

(1)	Information obtained from the underwritten aggregate rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Annual U/W Base Rent PSF and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the One and Two Summit Square Portfolio Properties:

Historical Occupancy(1)

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/1/2014(2)
90.5%	93.2%	93.2%	95.2%

(1)         Information provided by the borrower.
(2)         Information obtained from the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the One and Two Summit Square Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 9/30/2014	U/W(1)	U/W $ per SF
Base Rent	$2,695,947	$2,860,617	$2,975,613	$2,956,751	$21.18
Grossed Up Vacant Space	0	0	0	189,280	1.36
Total Reimbursables	663,752	648,026	847,544	706,899	5.06
Other Income	49,300	92,704	(1,501)	19,376	0.14
Less Vacancy &Credit Loss	0	0	0	272,037(2)	1.95
Effective Gross Income	3,408,999	$ 3,601,347	$3,821,656	$3,600,270	$25.79

Total Operating Expenses	$975,830	$940,324	$979,855	$1,043,070	$7.47

Net Operating Income	$2,433,169	$2,661,023	$2,841,801	$2,557,200	$18.32
TI/LC	0	0	0	168,577	1.21
Capital Expenditures	0	0	0	24,222	0.17
Net Cash Flow	$2,433,169	$2,661,023	$2,841,801	$2,364,400	$16.94

NOI DSCR	1.45x	1.59x	1.70x	1.53x
NCF DSCR	1.45x	1.59x	1.70x	1.41x
NOI DY	9.4%	10.2%	10.9%	9.8%
NCF DY	9.4%	10.2%	10.9%	9.1%

(1)	The decrease in U/W Net Operating Income from TTM 9/30/2014 is due to a difference in the timing of a tax payment and reimbursements.
(2)	The underwritten economic vacancy is 7.0%. The One and Two Summit Square Portfolio Properties were 93.4% physically occupied as of January 1, 2015.

Appraisal. As of the appraisal valuation date of November 7, 2014, the One and Two Summit Square Portfolio Properties had an aggregate “as-is” appraised value of $41,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

Environmental Matters. According to the Phase I environmental site assessment dated January 12, 2015, there was evidence of a controlled recognized environmental condition at the One Summit Square property relating to Summit Cleaners (“Summit Cleaners”), a tetrachloroethylene dry cleaner, having been a tenant at One Summit Square from 1981 to 2010.  The tenant space occupied by Summit Cleaners was demolished in 2010, and an asphalt parking lot is now located where the Summit Cleaners was located. Contamination was identified at One Summit Square property in 2003.  According to the Phase I environmental site assessment dated August 14, 2014 for the Two Summit property, no contamination was identified at the Two Summit Square property, as the areas of contamination lie approximately 500 feet from the Two Summit Square property.  It is not expected that the contaminated groundwater will migrate onto the Two Summit Square property or that contaminated soil vapor will enter the building at Two Summit Square.  Summit Square Associates, one of the borrowers, received a letter from the Pennsylvania Department of Environmental Protection in 2010, which required Summit Square Associates to abide by an environmental covenant; however, Summit Square Associates is not currently in compliance with the requirements of the environmental covenant.  Pursuant to the loan agreement, the borrowers are required to bring One Summit Square into compliance with the environmental covenant no later than May 12, 2015.  Additionally, a recourse carveout is in place for any losses associated with the environmental covenant and remediation.  Lastly, $860,000 was reserved upfront until Summit Square Associates provides satisfactory evidence that it is in compliance with the requirements of the environmental covenant and other conditions relating to the Massage Envy lease are satisfied.

Market Overview and Competition.  The One and Two Summit Square Portfolio Properties are located on the southwest corner of Route 413 and Summit Trace Road in Bucks County, Pennsylvania.  As of the 2010 Census, the Philadelphia metropolitan statistical area (“MSA”) is the sixth largest MSA population center in the United States, recording a population of approximately 5,968,0006.0 million, which has increased of nearly approximately 5.0 percent since 2000. Bucks County reported a population of approximately 625,000, growing an increase of approximately 4.6 percent since 2000.  Top employers in the area include St. Mary Medical Center, Woods Services, Doylestown Hospital, Grand View Hospital and Sesame Place.

Within a one, three and five mile radius of the One and Two Summit Square Portfolio Properties, the estimated 2014 population is 7,168, 50,586, and 136,886, respectively, with median household incomes of $87,015; $91,978; and $88,307, respectively, within the same radii.  According to a third party research firm, as of the second quarter 2014, the total retail inventory in the One and Two Summit Square Portfolio Properties submarket (Bucks County) submarket was comprised of 8,697,000totaled approximately 8.7 million square feet.  At that timeAs of the second quarter, Bucks County had reported positive absorption of 18,000 square feet, a direct vacancy rate was of 6.6% and average asking rents was of $20.08 per square foot on a triple net basis.  The appraiser concluded to rental rates of $26.00 per square foot to $28.00 per square foot for the in-line space, $22.00 per square foot for the Rite Aid space and $18.50 per square foot for the Giant anchor space, all on a triple net basis.

The following table presents certain information relating to comparable Retail properties for the One and Two Summit Square Portfolio Properties:

Competitive Set(1)

	One and Two Summit Square Portfolio (Subject)	Village Shires Shopping Center	Village at Newtown South	Goodnoes Corner	Village at Newtown	Newtown Shopping Center
Location	Langhorne, PA	Holland, PA	Newtown, PA	Newtown, PA	Newtown, PA	Newtown, PA
Distance from Subject	--	4.7 miles	2.4miles	2.5 miles	2.5 miles	3.0 miles
Property Type	Various	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	Various	NAV	NAV	NAV	NAV	NAV
Anchor	Giant	NAP	PetSmart, Ace Hardware	NAP	McCaffrey’s Food Market	Acme Markets, Staples, Bed Bath & Beyond
Total GLA	139,615 SF	36,691 SF	130,059 SF	63,944 SF	175,617 SF	170,754 SF
Total Occupancy	95%	81%	98%	100%	96%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrowers are Summit Square Associates, L.P. and Two Summit Associates L.P. for One Summit Square and Two Summit Square, respectively.  Both are Pennsylvania limited partnerships, and each have one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the One and Two Summit Square Mortgage Loan.  Ronald D. (“Ron”) Gigliotti and Carol Anne Gigliotti are the nonrecourse carve-out guarantors under the One and Two Summit Square Portfolio Mortgage loan, as are three trusts: (i) SS-VS Trust a u/t Christopher Gigliotti, Sr. FBO Carole Gigliotti, (ii) Two Summit Trust u/t Christopher Gigliotti Sr. FBO Carole Gigliotti and (iii) SS-VS Trust a u/t Christopher Gigliotti, Sr. FBO Ronald D. Gigliotti.

The Sponsors. The sponsors are Carol Anne Gigliotti and Ronald Gigliotti. Ronald Gigliotti is the 100% controlling member of the One Summit Square Borrower and 50% controlling member of Two Summit Square Borrower.. Mr. Gigliotti serves as the day-to-day operator of the One and Two Summit Square Portfolio Properties. Mr. Gigliotti recently emerged from Chapter 11 bankruptcy as a result of the settlement of his late father’s estate.

Escrows. The loan documents require upfront reserves of $196,302 for real estate taxes, $24,367 for insurance premiums, $27,500 for deferred maintenance, $125,317 for Massage Envy tenant improvements and leasing commissions, $125,000 for potential

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

Sponsor litigation exposure, $58,333 for seven months of Massage Envy free rent, $13,050 for three months of free rent for C2 Education, $2,500 for reporting associated with compliance with the environmental covenant and $860,000 for an Additional Collateral Reserve (held in cash), which will be returned to the Borrower upon (i) Massage Envy being in occupancy and paying rent and (ii) evidence of compliance with the environmental covenant. The loan documents require monthly deposits of $39,260 for real estate taxes; $4,059 for insurance; $14,050 for tenant improvements and leasing commissions; and $2,109 for replacement reserves.

Lockbox and Cash Management. The One and Two Summit Square Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt.  Funds are then swept into a cash management account controlled by the lender, and, prior to the occurrence of a Cash Trap Event Period (as defined below) or a Primary Lease Termination/Extension Event (as defined below), excess funds are distributed to the borrowers’ operating account. During a Cash Trap Event Period, all excess cash flow is deposited into the excess Cash reserve account. During a Primary Lease Termination/Extension Event, all excess cash flow is deposited by the lender into the Primary Lease reserve account.

A “Cash Trap Event Period” will commence upon the earlier of  (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio being less than 1.20x (calculated on a trailing three month basis), (iii) a Primary Lease Termination/Extension Event (as defined below), and (iv) a Major Lease Trigger Event (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date the amortizing debt service coverage ratio is at least 1.30x for two consecutive calendar quarters; with regard to  clause (iii), upon the occurrence of a Primary Lease Termination/Extension Event Cure (as defined below); or with regard to clause (iv), upon the occurrence of a Major Lease Trigger Event Cure (as defined below).

“Primary Lease” means each of the Giant Food Stores lease and the Rite Aid lease. A “Primary Lease Termination/Extension Event” means (i) with respect to Giant Food Stores, the failure to extend the term of the Primary Lease twelve months and one day prior to the expiration of the Primary Lease, for a term of at least five years (either on the terms set forth in the Primary Lease or on other terms and conditions satisfactory to the lender) and (ii) with respect to Rite Aid, Rite Aid exercising the termination option under the Rite Aid Primary Lease. A “Primary Lease Termination/Extension Event Cure” means with respect to clause (i) and (ii) either (a) the execution and delivery of an approved lease extension of the Primary Lease along with an executed estoppel; or (b) the execution and delivery of a lender-approved replacement lease for the entirety of the Primary Lease space, along with an executed estoppel; provided that no Cash Trap Event Period has occurred and is continuing.

“Major Lease” means (i) any lease which, either individually or when taken together with any other lease with the same tenant or its affiliates, comprises in excess of 10,000 square feet of the One and Two Summit Square Portfolio Properties, (ii) any lease to a tenant that comprises more than 10.0% of the gross income for either One Summit Square or Two Summit Square, (iii) the Giant Food Stores lease or (iv) the Rite Aid lease.

A “Major Lease Trigger Event” will commence if any tenant under a Major Lease defaults, terminates, goes dark, sublets or assigns such Major Lease space or gives notice of its intent to vacate or vacates or becomes a debtor in any bankruptcy or other insolvency proceeding.  A “Major Lease Trigger Event Cure” will occur upon (a) a cure of the default under the applicable Major Lease, (b) the execution and delivery of an approved replacement lease and executed estoppel for the entirety of each Major Lease space, or (c) such tenant is no longer a debtor in any bankruptcy or insolvency proceeding and shall have affirmed its lease.

Property Management. The One and Two Summit Square Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to transfer, twelve months after the Note Date, the One and Two Summit Square Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee and transferee’s principal have creditworthiness, reputation, and qualifications to the lender’s satisfaction, as well as an aggregate net worth and liquidity reasonably acceptable to the lender; (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates; and (vi) the lender has received evidence acceptable to the lender that the ground lessor has consented to the transfer and the ground lease will be assigned to such transferee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Two Summit Square Portfolio Property is subject to a ground lease dated November 27, 2007, as further amended on August 18, 2014 and December 31, 2014 (the “Ground Lease”), which expires on November 27, 2032. The Ground Lease has 14 five-year renewal options, which, if all such renewal options are exercised, would extend the expiration of the Ground Lease to November 27, 2102. The lessor under the ground lease is Summit Square Associates, a single purpose entity and one of the borrowers. The fee interest is also encumbered by the One Summit Square and Two Summit Square Portfolio Mortgage Loan. The current annual ground rent payment is $18,000 throughout the term of the Ground Lease, including during any renewal options.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One and Two Summit Square Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Creekside Corners

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$23,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$23,500,000			Location:	Lithonia, GA
% of Initial Pool Balance:	[ ]%			Size:	444 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$52,928
Borrower Name:	HPI Creekside LLC			Year Built/Renovated:	2001/NAP
Sponsors:	Matthew A. Sharp; J. David Kelsey			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Self-managed
Note Date:	December 23, 2014			3rd Most Recent Occupancy (As of):	91.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.1% (12/31/2012)
Maturity Date:	January 6, 2025			Most Recent Occupancy (As of):	94.3% (12/31/2013)
IO Period:	48 months			Current Occupancy (As of):	91.0% (12/16/2014)
Loan Term (Original):	120 Months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,073,682 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,141,750 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,172,197 (TTM 10/31/2014)
Lockbox Type:	Springing (without Established Account)
Additional Debt:	Yes			U/W Revenues:	$4,136,353
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$2,098,151
				U/W NOI:	$2,038,202
				U/W NCF:	$1,927,202
				U/W NOI DSCR:	1.42x
Escrows and Reserves(1):				U/W NCF DSCR:	1.34x
				U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$200,922	$47,839	NAP	As-Is Appraised Value:	$33,650,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 26, 2014
Replacement Reserves	$0	$9,250	NAP	Cut-off Date LTV Ratio:	69.8%
Deferred Maintenance	$249,875	$0	NAP	LTV Ratio at Maturity or ARD:	62.6%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Creekside Corners Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 17 building, class A, garden-style multifamily property located in Lithonia, Georgia (the “Creekside Corners Property”). The Creekside Corners Mortgage Loan was originated on December 23, 2014 by Rialto Mortgage Finance, LLC. The Creekside Corners Mortgage Loan had an original principal balance of $23,500,000, has an outstanding principal balance as of the Cut-off Date of $23,500,000 and accrues interest at an interest rate of 4.560% per annum. The Creekside Corners Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Creekside Corners Mortgage Loan matures on January 6, 2025.

Following the lockout period, the borrower has the right to voluntarily prepay the Creekside Corners Mortgage Loan in whole, but not in part, on any date before October 6, 2024. In addition, the Creekside Corners Mortgage Loan is prepayable without penalty on or after October 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$23,500,000	72.0%	Purchase Price	$32,000,000	98.1%
Sponsor’s new cash contribution	9,125,215	28.0	Closing costs	174,417	0.5
			Reserves	450,797	1.4
Total Sources	$32,625,215	100.0%	Total Uses	$32,625,215	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CREEKSIDE CORNERS

The Property.  The Creekside Corners Property is a 444-unit, class A, garden-style, multifamily property consisting of 17 two, three and four-story buildings situated on a 37.0-acre site located in Lithonia, Georgia. The Creekside Corners Property is located approximately 15.0 miles east of the Atlanta central business district. The unit mix consists of 166 one-bedroom/one-bathroom units, 244 two-bedroom/two-bathroom units, and 34 three-bedroom/two-bathroom units. Community amenities consist of a leasing office/clubhouse, business center, fitness center, swimming pool, laundry facility, playground, gates surrounding the community, garage parking and convenient access to public transportation. Unit amenities include nine-foot ceilings, large closets, dishwashers, extra storage space, individual climate controls, private balcony/patio, and air conditioning. Select units also feature ceiling fans, fireplaces and washer/dryers. The Creekside Corners Property contains 756 parking spaces, reflecting an overall parking ratio of 1.7 spaces per unit. As of December 16, 2014, the Creekside Corners Property was 91.0% occupied.

The following table presents certain information relating to the unit mix of the Creekside Corners Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly U/W Rent per Unit
One Bedroom	166	37.4%	771	$672
Two Bedroom	244	55.0%	1,102	$817
Three Bedroom	34	7.7%	1,345	$974
Total/Weighted Average	444	100.0%	996	$775

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Creekside Corners Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/16/2014(2)
91.4%	94.1%	94.3%	91.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Creekside Corners Property:

Cash Flow Analysis

	2011		2012		2013		TTM 10/31/2014		U/W		U/W $ per Room(1)
Base Rent	$4,586,077		$4,632,324		$4,489,938		$4,257,209		$3,756,024		$8,460
Grossed Up Vacant Space	0		0		0		0		370,824		835
Concessions	(862,345)		(806,677)		(569,256)		(183,490)		(183,490	)(1)	(413)
Other Income	582,435		621,546		696,008		642,924		642,924		1,448
Less Vacancy & Credit Loss	(625,040)		(455,371)		(447,189)		(476,891)		(449,929	)(2)	(1,013)

Effective Gross Income	$3,681,127		$3,991,822		$4,169,501		$4,239,752		$4,136,353		$9,316

Total Operating Expenses	$1,673,222		$1,918,140		$2,027,751		$2,067,555		$2,098,151		$4,726

Net Operating Income	$2,007,905		$2,073,682		$2,141,750		$2,172,197		$2,038,202		$4,591
Capital Expenditures	0		0		0		0		111,000		250
Net Cash Flow	$2,007,905		$2,073,682		$2,141,750		$2,172,197		$1,927,202		$4,341

NOI DSCR	1.40	x	1.44	x	1.49	x	1.51	x	1.42	x
NCF DSCR	1.40	x	1.44	x	1.49	x	1.51	x	1.34	x
NOI DY	8.5%		8.8%		9.1%		9.2%		8.7%
NCF DY	8.5%		8.8%		9.1%		9.2%		8.2%

(1)
Historical concessions from 2011 to 2013 are higher due to a change in accounting methodology at the Creekside Corners Property. Beginning January 2014, the accounting changed from modified cash to accrual, as such, Base Rent and concessions decreased in 2014 in comparison to prior years.

(2)	The underwritten vacancy is 15.3%. The Creekside Corners Property was 91.0% physically occupied as of December 16, 2014.

Appraisal.  As of the appraisal valuation date of November 26, 2014, the Creekside Corners Property had an “as-is” appraised value of $33,650,000.

Environmental Matters.  According to a Phase I environmental assessment dated December 11, 2014, there was no evidence of any recognized environmental conditions at the Creekside Corners Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CREEKSIDE CORNERS

Market Overview and Competition.  The Creekside Corners Property is located in Lithonia, Georgia, approximately 15.0 miles east of the Atlanta central business district (“CBD”). The Atlanta metropolitan statistical area (“MSA”) is the ninth largest MSA in the United States and the largest in Georgia. With an estimated 2015 population of nearly 5.6 million, the MSA accounts for 55.6% of the total population of Georgia. According to market reports, the Atlanta MSA experienced an annual population growth rate of 2.2% from 2000 to 2010, 1.6% from 2010 to 2014, and is projected to grow 1.2% annually through 2019. According to a government research report, the Atlanta MSA’s unemployment rate was 7.3% as of September 2014. In comparison, the state and national unemployment rates were 7.5% and 5.9%, respectively. Primary access to the Creekside Corners Property’s neighborhood is provided by Interstate 285 (“I-285”) and Interstate 20 (“I-20”). I-285 is Atlanta’s beltway, providing access to all the interstates in the region and major thoroughfares throughout the MSA. Access to I-285 is located approximately five miles west of the Creekside Corners Property. Access to I-20 is located approximately a half-mile north of the Creekside Corners Property. I-20 extends in an east/west direction and provides direct access to the Atlanta CBD. The Creekside Corners Property’s neighborhood consists of a mix of commercial development along major surface streets and residential development along secondary streets. Retail development is primarily located at the intersection of Fairington Road and Panola Road, approximately a half mile north of the Creekside Corners Property, as well as the Mall at Stonecrest, approximately five miles east of the Creekside Corners Property. Retailers at the Fairington Road/Panola Road intersection include Lowe’s, Walmart, Publix, Walgreens, several freestanding restaurants, and gas stations. The Mall at Stonecrest, which opened in 2001, is a 1.2 million square foot super-regional mall anchored by Sears, AMC Theaters, JC Penney, Macy’s, Kohl’s, and Dillard’s. According to a third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the Creekside Corners Property is 11,552, 70,509, and 160,563, respectively. The 2015 average estimated household income within the same radii is $43,621, $52,880, and $55,926, respectively. From 2000 to 2015, the population within a five-mile radius grew 15.2%.

According to a third party market research report, the Creekside Corners Property is located in the Atlanta multifamily market and the I-20 East submarket. As of third quarter 2014 the Atlanta market consisted of 367,881 units with a 5.5% vacancy rate and monthly asking rent of $924 per unit. As of the third quarter 2014, the I-20 east submarket consisted of 12,081 units with a 4.6% vacancy rate and monthly asking rent of $828 per unit.

The following table presents certain information relating to some comparable multifamily properties for the Creekside Corners Property:

Competitive Set(1)

	Creekside Corners Property (Subject)	Creekside Crossing	Walden Brook	Ashley Vista	Lexington on the Green	The Retreat at Stonecrest	Wesley Providence
Location	Lithonia, GA	Lithonia, GA	Lithonia, GA	Lithonia, GA	Lithonia, GA	Lithonia, GA	Lithonia, GA
Distance to Subject	NAP	0.5 miles	1.0 mile	2.3 miles	2.3 miles	4.8 miles	4.5 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	444	280	256	312	216	276	579
Effective Rent (per unit)	$775	$905	$848	$832	$914	$798	$885
1 Bedroom	$647-$688	$785-$935	$765-$810	$712-$722	$830	$725	$798-$826
2 Bedroom	$801-$834	$785-$1,030	$860	$826-$870	$932-$945	$825-$860	$913-$938
3 Bedroom	$974	$1,130	$955	$989	$1,023	$995	$1,163
Utilities	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant
Total Occupancy	91%	97%	93%	92%	97%	94%	90%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower, HPI Creekside LLC, is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Creekside Corners Mortgage Loan. Matthew A. Sharp and J. David Kelsey are the guarantors of certain non-recourse carveouts under the Creekside Corners Loan.  Matthew A. Sharp and J. David Kelsey also serve as the guarantor of certain nonrecourse carveouts for the Hartshire Apartments Loan, which has a cut-off date principal balance of $16,000,000 and will be contributed to the WFCM 2015-C26 Trust.

The Sponsor.  The sponsors, Matthew A. Sharp and J. David Kelsey, are the sole members and co-founders of Hamilton Point Investments, LLC, which was formed in 2009 for the purpose of investing in and managing commercial real estate investments. Hamilton Point Investments, LLC has a staff of over 12 employees and is headquartered in Old Lyme, Connecticut. Hamilton Point Investments, LLC is a principal owner in 19 apartment projects with over 4,300 units located in Connecticut, Georgia, North Carolina, South Carolina, Arkansas, Louisiana, Mississippi, Indiana and Ohio.

Escrows.  The loan documents provide for upfront reserves in the amount of $200,922 for real estate taxes and $249,875 for deferred maintenance. The loan documents require ongoing monthly escrow deposits of $47,839 for real estate taxes and $9,250 for replacement reserves. Ongoing monthly escrow deposits for insurance will not be collected as long as an approved blanket policy is in effect.

Lockbox and Cash Management.  Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the Creekside Corners Mortgage Loan requires the borrower to establish a lender-controlled lockbox account and that all revenues received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Other than during a Cash Sweep Event Period (as defined below), all excess funds on deposit are disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CREEKSIDE CORNERS

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantor; (iv) any bankruptcy action of the manager; or (v) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii) when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions, with respect to clause (iii) when such bankruptcy petition has been discharged, stayed, or dismissed, with respect to clause (iv) when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions, and with respect to clause (v) once the debt service coverage ratio is greater than 1.25x for two consecutive quarters among other conditions. A Cash Management Trigger Event Cure may occur no more than four times during the term of the Creekside Corners Mortgage Loan.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.20x.

A “Cash Sweep Event” will commence upon the occurrence of (i) and event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantor; (iv) any bankruptcy action of the manager; or (v) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions, with respect to clause (iii), when such bankruptcy petition has been discharged, stayed, or dismissed, with respect to clause (iv), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions, and with respect to clause (v), once the debt service coverage ratio is greater than 1.15x for two consecutive quarters, among other conditions.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.10x.

Property Management.  The Creekside Corners Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Creekside Corners Property ninety (90) days after a securitization, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a replacement recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  An affiliate of the borrower has the right to incur mezzanine debt subject to the satisfaction of certain conditions including: (i) the execution of an intercreditor agreement in form and substance acceptable to the lender; (ii) the combined loan-to value ratio is not greater than 75.0%; (iii) the combined amortizing debt service coverage ratio is not less than 1.25x; and (iv) receipt of rating agency confirmations from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Ground Lease. None

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Creekside Corner Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970